UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12



                              THACKERAY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $6,250,000, representing the agreed upon value for capital account purposes of the Orlando, Florida property and the interest in BT Orlando Limited Partnership being transferred by the Registrant.

     4)   Proposed maximum aggregate value of transaction: $6,250,000

     5)   Total fee paid: $1,250


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

     ---------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     3)   Filing Party:

     ---------------------------------------------------------------------------

     4)   Date Filed:

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
                              THACKERAY CORPORATION

                                350 Fifth Avenue
                                   Suite 2723
                               New York, NY 10118


   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ____________, 2004


           To our Stockholders:

           Notice is hereby given that a Special Meeting of Stockholders of Thackeray Corporation (the "Company" or "Thackeray") will be held at the offices of the Company, 350 Fifth Avenue, Suite 2723, New York, New York 10118 on ____________ ______________, 2004 at 10:00 A.M., for the following purposes:

               1. To approve the proposed sale of substantially all of our assets to EST Orlando, Ltd. (the "Asset Sale"), as described in more detail in the accompanying proxy statement.

               2. To approve the Plan of Liquidation and Dissolution of the Company (the "Plan"), substantially in the form of Exhibit 2 attached to the accompanying proxy statement, including the liquidation and dissolution of the Company contemplated thereby.

               3. To transact other business that may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting.

           The Delaware General Corporation Law requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of common stock to authorize the transactions described herein. Odyssey Partners, L.P. and The Peter Jay Sharp Foundation, which in the aggregate beneficially own 50.9% of the outstanding shares of common stock, have advised the Company that they intend to vote for the proposed Asset Sale and the Plan. The directors have fixed the close of business on November 3, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. See the "Information Concerning Solicitation and Voting - List of Stockholders" section of the accompanying proxy statement for the place where the list of stockholders may be examined.

           After careful consideration, the directors of the Company unanimously approved the Asset Sale and the Plan as well as the liquidation and dissolution of the Company. The board of directors believes that the terms and conditions of the proposed transactions are fair to and in the best interests of the Company and its stockholders and unanimously recommends that the stockholders approve the Asset Sale and the Plan.

           Your vote is important. Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. If you are present at the Special Meeting you may withdraw your proxy and vote in person.


                                          By Order of the Board of Directors,



                                          JULES ROSS
                                          Secretary



Dated:  _____________, 2004

                                TABLE OF CONTENTS


                                                                                                               PAGE

SUMMARY..........................................................................................................1

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ______________, 2004.......................6

INFORMATION CONCERNING SOLICITATION AND VOTING...................................................................6

         Record Date and Voting Securities.......................................................................6

         Revocability of Proxies.................................................................................6

         Voting and Solicitation.................................................................................6

         List of Stockholders....................................................................................7

         Quorum; Abstentions; Broker Non-Votes...................................................................7

CAUTION AGAINST FORWARD-LOOKING STATEMENTS.......................................................................7

WHERE YOU CAN FIND ADDITIONAL INFORMATION........................................................................7

PROPOSAL NO. 1:  TO APPROVE THE ASSET SALE.......................................................................8

         Parties to the Asset Sale...............................................................................8

         Assets To Be Sold.......................................................................................8

         Purchase Price..........................................................................................8

         Closing.................................................................................................9

                  Closing Costs..................................................................................9

         Other Terms.............................................................................................9

                  Representations and Warranties.................................................................9

                  Closing Conditions............................................................................11

                  Termination...................................................................................11

                  Remedies......................................................................................12

                  Superior Proposals............................................................................12

                  Indemnification...............................................................................13

ADDITIONAL INFORMATION RELEVANT TO THACKERAY STOCKHOLDERS RESPECTING THE ASSET SALE.............................13

         Background to Asset Sale...............................................................................13

         Thackeray's Reasons for the Asset Sale and Recommendation of the Board.................................14

         Opinion of Thackeray's Financial Advisors..............................................................15

         Interests of Thackeray's Directors and Management in the Arrangement...................................16

         Regulatory Matters.....................................................................................16

         Federal Income Tax Consequences of the Asset Sale......................................................17

         Appraisal Rights.......................................................................................17


                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE


PROPOSAL NO. 2:  TO APPROVE THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION....................................18

         General................................................................................................18

         Background and Reasons for the Plan....................................................................18

         Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan.......................18

         Principal Provisions of the Plan.......................................................................19

         Abandonment; Amendment.................................................................................20

         Liquidating Distributions; Nature; Amount; Timing......................................................20

         Use of Proceeds........................................................................................21

         Reporting Requirements.................................................................................21

         Contingent Liabilities; Contingency Reserve............................................................22

         Final Record Date......................................................................................22

         Trading of the Common Stock............................................................................22

         Absence of Appraisal Rights............................................................................22

         Regulatory Approvals...................................................................................22

         Federal Income Tax Consequences of the Plan............................................................23

         Vote Required and Board Recommendation.................................................................23

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES..........................................................24

         Federal Income Taxation of Thackeray...................................................................24

         Federal Income Taxation of Our Stockholders............................................................24

         Backup Withholding.....................................................................................25

INFORMATION ABOUT OUR STOCK OWNERSHIP...........................................................................26

         Ownership of Voting Securities.........................................................................26

         Security Ownership of Management.......................................................................26

OTHER MATTERS...................................................................................................27


EXHIBITS
--------

         1 - Agreement for Purchase and Sale, as amended

         2 - Plan of Complete Liquidation and Dissolution

         3 - Fairness Opinion

         4 - 2003 Annual Report to Stockholders

         5 - Quarterly Report on Form 10-Q for the Quarter ended June 30, 2004

                                     SUMMARY

This summary highlights important information in this proxy statement but does not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents we refer you to for a more complete understanding of the matters being considered at the Special Meeting. In addition, we incorporate by reference important business and financial information about the Company into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find Additional Information."

THE ASSET SALE  (SEE PAGE 8)

THE PARTIES

Thackeray Corporation

Thackeray is a Delaware corporation which holds an investment in a real estate partnership as well as real estate for investment.

As a result of the Asset Sale, Thackeray will have conveyed substantially all of its assets to EST Orlando, Ltd. and will have no ongoing operations and no assets (other than the net proceeds of the Asset Sale) with which to generate revenue.

Thackeray maintains its principal place of business at 350 Fifth Avenue, Suite 2723, New York, New York 10118, telephone (212) 564-3393.

Brennand-Paige Industries, Inc.

Brennand-Paige Industries, Inc. ("Brennand-Paige") is a Delaware corporation and wholly-owned subsidiary of Thackeray. Brennand-Paige is engaged in real estate investment.

As a result of the Asset Sale, Brennand-Paige will have no operations and no assets with which to generate revenue.

Brennand-Paige maintains its principal place of business at 350 Fifth Avenue, Suite 2723, New York, NY 10118, telephone (212) 564-3393.

EST Orlando, Ltd.

EST Orlando, Ltd. is a Florida limited partnership engaged in real estate investment and the development of commercial real estate property. EST Orlando holds a limited partner interest in the Partnership referred to below and has ownership interests in property near the Company's real estate being sold to it. EST Orlando maintains its principal place of business at 5211 International Drive, Orlando, Florida 32819, telephone (407) 354-3307.


DESCRIPTION OF THE ASSET SALE

The parties entered into the Agreement for Purchase and Sale on July 23, 2004 (as amended from time to time, the "Agreement"). The Asset Sale principally consists of the sale of (i) approximately 78 acres of land in Orlando, Florida (the "Orlando Property") located adjacent to the approximately 140 commercial acres of land in Orlando, Florida owned by the BT Orlando Limited Partnership (the "Partnership") and developed as the Festival Bay Center and (ii) the 35% general partner interest in the Partnership held through our wholly-owned subsidiary Brennand-Paige. The sale of the Orlando Property and the general partner interest in the Partnership constitutes substantially all of the assets of Thackeray. A copy of the Agreement is attached to this proxy statement as
Exhibit 1 and is described in further detail herein. We encourage our stockholders to read the Agreement in its entirety.

EST Orlando will pay us a total cash purchase price of $6,250,000 for Brennand-Paige's general partnership interest in the Partnership and the Orlando Property. The Orlando Property will be acquired subject to the existing mortgages on the property, which may be released, prior to a default, upon a payment to the lender of $8,500,000. Accordingly, the total consideration to Thackeray from this transaction is $14,750,000. The cash purchase price is contractually allocated $250,000 to the sale of the partnership interest and $6,000,000 to the sale of the Orlando Property.

The closing of the Asset Sale will take place on the later of five (5) business days after the receipt of Thackeray stockholder approval and five (5) business days after receipt of the requisite lender approvals set forth in the Agreement so long as EST Orlando does not terminate the Agreement prior to December 23, 2004 because of the failure to obtain the requisite lender approvals. In no event shall the closing be later than December 31, 2004, except if the delay relates to compliance with Securities and Exchange Commission requirements relating to this proxy statement, in which case, the closing would occur on the earlier of five (5) business days after the receipt of stockholder approval and February 27, 2005.

Termination Fees

We will be required to pay EST Orlando a termination fee of $150,000 if (i) we terminate the Agreement because our board of directors has determined that it has received a superior proposal for the assets or stock of the Company and (ii) we consummate an alternative transaction within twelve (12) months following termination of the Agreement.

A "superior proposal" generally means a bona fide, written proposal by a third party for a competing transaction that is on terms that our board of directors determines in good faith would, if completed, result in a transaction that would be more favorable to our stockholders than the Asset Sale.

Conditions to Completing the Asset Sale

The obligations of the parties to complete the Asset Sale are subject to a number of conditions that must be satisfied or waived before the transactions can be completed. These closing conditions include the following:

     o our receipt of the requisite lender approvals, including releases of all guaranties, indemnification obligations and indebtedness, and the release of all shares of Brennand-Paige held by the lenders as collateral;

     o our receipt of approvals and mutual releases by the partners of the Partnership as well as the parties to the Ratification Agreement dated August 1, 2001 among Belz Investco, Union Realty Company and Thackeray;

     o    our receipt of a "fairness opinion", which has been received;

     o the approval of the Asset Sale by our stockholders holding more than 50% of the common stock of the Company outstanding as of the record date;

     o the accuracy, in all material respects, of each party's representations or warranties both as of July 23, 2004 and as of the closing;

     o the performance, in all material respects, of each party's obligations under the Agreement; and

     o the absence of any pending condemnation or similar proceedings relating to the Orlando Property.

Indemnification

EST Orlando agreed to indemnify the Partnership, Thackeray and Brennand-Paige from and against any loss, damage, cost or expense incurred as a result of its inspection of the Orlando Property (other than for conditions existing prior thereto). This obligation to indemnify the Partnership, Thackeray and Brennand-Paige survives the consummation of the Asset Sale and any cancellation or termination of the Agreement.

Additionally, if within six (6) months after closing, EST Orlando discovers that there is a material error, misstatement or omission in our representations or warranties relating to the Orlando Property or the deed or other ancillary documents, it may seek damages from us for an amount not to exceed $600,000, inclusive of attorneys' fees and other related expenses.

THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION  (SEE PAGE 18)

Subject to both the approval of our stockholders and consummation of the Asset Sale, our board of directors approved the Plan of Complete Liquidation and Dissolution of the Company (the "Plan"), subject to stockholder approval. A copy of the Plan is attached to this proxy statement as Exhibit 2 and is described in further detail herein. We encourage our stockholders to read the Plan in its entirety.

Subject to approval of the Asset Sale by our stockholders, substantially all of our assets will be transferred to EST Orlando, and we will no longer have any assets (other than the net proceeds of the Asset Sale) with which to generate revenue.

Expenses will continue to be incurred as we wind down our operations. A dissolution and liquidation of the Company is a means to allow our stockholders to receive their pro rata portion of the proceeds of the Asset Sale and any cash on hand, after payment of all of our remaining expenses and liabilities. The liquidation is expected to commence as soon as practicable after the consummation of the Asset Sale and to be concluded by a final liquidating distribution directly to our stockholders after our filing of a Certificate of Dissolution with the Secretary of State of the State of Delaware, subject to applicable law.

As part of the dissolution of the Company, we will close our stock transfer books and discontinue recording transfers of our common stock at the close of business on the date we file the Certificate of Dissolution. At which time, we anticipate that trading in our stock on the Over-the-Counter Bulletin Board ("OTCBB") will cease.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

RECOMMENDATION REGARDING THE PROPOSED ASSET SALE (SEE PAGE 14)

After careful consideration, based on the factors and other matters described elsewhere in this proxy statement, the Company's board of directors believes that the Asset Sale, consisting of the sale of substantially all of the Company's assets, is advisable and fair to, and in the best interests of, the Company and the holders of our common stock. The Company's board of directors unanimously recommends that our stockholders vote "FOR" the Asset Sale described in greater detail in Proposal No. 1 herein.

RECOMMENDATION REGARDING THE PROPOSED PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION (SEE PAGE 23)

After careful consideration, based on the factors and other matters described elsewhere in this proxy statement, the Company's board of directors believes that the Plan, and the complete liquidation and dissolution of the Company contemplated thereby, is advisable and fair to, and in the best interests of, the Company and the holders of our common stock. The Company's board of directors unanimously recommends that our stockholders vote "FOR" the Plan described in greater detail in Proposal No. 2 herein.

FACTORS CONSIDERED BY OUR BOARD

In determining whether to approve transactions described herein, our board of directors consulted with senior management and our legal and financial advisors and considered the respective strategic, financial and other considerations referred to under "Additional Information Relevant to Thackeray Stockholders Respecting the Asset Sale--Thackeray's Reasons for the Asset Sale and Recommendation of the Board" and "Background and Reasons for the Plan".

OPINION OF FINANCIAL ADVISORS  (SEE PAGE 15)

THACKERAY FINANCIAL ADVISORS

In connection with the Asset Sale, our board of directors received a written opinion from Houlihan Valuation Advisors ("Houlihan") as to the fairness of the Asset Sale to our stockholders from a financial point of view. The full text of Houlihan's written opinion dated October 13, 2004 is attached to this proxy statement as Exhibit 3. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken.


MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES  (SEE PAGE 24)

The Asset Sale will be a taxable transaction for Thackeray, but not for our stockholders. The resulting gain is expected to be substantially offset by Thackeray's current and prior losses.

The liquidation of Thackeray pursuant to the Plan will be treated as a taxable sale in which our stockholders surrender their Thackeray common shares in exchange for liquidating distributions. The gain or loss recognized with respect to each share will equal the difference between: (i) the aggregate of the liquidating distributions received with respect to such share and (ii) its adjusted tax basis to the stockholder. See the section of this proxy statement entitled "Material United States Federal Income Tax Consequences" for a discussion of certain United States Federal income tax considerations that may be relevant to our stockholders as a result of the Asset Sale and the Plan.


REGULATORY APPROVALS  (SEE PAGES 16 AND 22)

No United States Federal or state regulatory requirements must be complied with or approvals obtained in connection with the Asset Sale or proposed liquidation and dissolution of the Company.


APPRAISAL RIGHTS  (SEE PAGES 17 AND 22)

Our stockholders have no appraisal rights with respect to the Asset Sale or the implementation of the Plan.


THE MEETING  (SEE PAGE 6)

Accompanying this proxy statement is a Notice of Special Meeting. The Special Meeting is being held to approve the Asset Sale and the Plan and to transact whatever other business as may properly come before the Special Meeting and any adjournment or postponement thereof. The Special Meeting will be held at 10:00 A.M. on _____________, _____________, 2004 at the offices of the Company, 350
Fifth Avenue, Suite 2723, New York, New York 10118.

Each holder of shares of Thackeray common stock as of the close of business on November 3, 2004 is entitled to one vote per share on any matter to be considered at the Special Meeting.

To become effective, Proposal No. 1 regarding the Asset Sale requires the affirmative vote of the holders of a majority of the outstanding shares of Thackeray common stock.

To become effective, Proposal No. 2 regarding the Plan and the liquidation and dissolution of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of Thackeray common stock. Implementation of the Plan is contingent on the consummation of the Asset Sale.

Odyssey Partners, L.P. and The Peter Jay Sharp Foundation, which in the aggregate beneficially own 50.9% of the outstanding shares of our common stock, have advised us that they intend to vote for Proposal No. 1 and Proposal No. 2.

INTERESTS OF DIRECTORS AND MANAGEMENT IN THE TRANSACTIONS  (SEE PAGE 16)

None of our officers or directors has a personal or business relationship with EST Orlando or the Partnership. In addition, none of our officers or directors has any interest in the Asset Sale or in the implementation of the Plan, other than as stockholders of the Company.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS (SEE PAGE 26)

On November 3, 2004, directors and executive officers of Thackeray beneficially owned and had the right to vote 28,125 shares of our common stock, constituting less than 1% of our issued and outstanding shares of common stock.

                              THACKERAY CORPORATION

                                350 Fifth Avenue
                                   Suite 2723
                               New York, NY 10118
                                ________________

     PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                              ______________, 2004


This proxy statement and the accompanying proxy card are furnished to the stockholders of Thackeray Corporation ("Thackeray" or the "Company") in connection with the solicitation of proxies by the board of directors of the Company for Special Meeting of Stockholders to be held at 10:00 A.M. on _____________, _____________, 2004 at the offices of the Company, 350 Fifth
Avenue, Suite 2723, New York, New York 10118 and any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. It is anticipated that this proxy statement and proxy card will be mailed to stockholders on or about _____________, 2004.


                 INFORMATION CONCERNING SOLICITATION AND VOTING


RECORD DATE AND VOTING SECURITIES

Stockholders of record as of the record date, November 3, 2004, are entitled to notice of and to vote at the Special Meeting. As of the record date, 5,107,401 shares of our common stock were issued and outstanding.

REVOCABILITY OF PROXIES

A stockholder who gives a proxy may revoke it at any time before the proxy is voted at the meeting. The proxy is revocable by a written instrument (including a subsequently dated proxy) signed in the same manner as the proxy and received by the Company at or before the time it is voted. A stockholder who attends the meeting in person may, if he wishes, vote by ballot at the meeting, thereby canceling any proxy previously given.

VOTING AND SOLICITATION

Each share of common stock outstanding as of the record date will be entitled to one vote and stockholders may vote in person or by proxy. At the Special Meeting, we will be asking our stockholders to vote on a proposal to approve the sale of substantially all of our assets to EST Orlando, Ltd., and a proposal to approve a Plan of Complete Liquidation and Dissolution of Thackeray Corporation, including the liquidation and dissolution of Thackeray as contemplated thereby. We are soliciting stockholders to authorize proxies to vote with respect to these two proposals. The proposed sale of assets to EST Orlando is referred to herein as the "Asset Sale" and the Plan of Complete Liquidation and Dissolution is referred to as the "Plan". Our board of directors knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote may be properly taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies therein.

The total cost of this solicitation will be borne by the Company. Proxies may be solicited by directors, officers and employees of the Company, without special remuneration. The Company has retained D.F. King & Company, Inc. to assist in the solicitation of proxies for a fee of $____, plus reimbursement for out-of-pocket expenses. Banks, brokerage houses and other custodians, nominees and fiduciaries who forward soliciting material to the beneficial owners of shares entitled to vote at the meeting will be reimbursed by the Company for their out-of-pocket expenses incurred in this connection. In addition to the mails, proxies may be solicited by personal interviews, telephone, facsimile or email.

LIST OF STOCKHOLDERS

A list of the Company's stockholders as of the record date for the meeting will be available for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours, for ten (10) days prior to the date of the meeting at the offices of the Company at the address set forth above.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The presence in person or by proxy of the holders of at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. The Inspector of Elections will tabulate votes cast by proxy or in person at the Special Meeting. The Inspector of Elections will also determine whether or not a quorum is present. Abstentions are included in the number of shares present or represented at the Special Meeting.

Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes", and shares which abstain from voting as to a particular matter, will not be voted in favor of such matters. The proposals to approve the Asset Sale and to approve the Plan require the affirmative vote of a majority of our outstanding shares to be approved by our stockholders. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposals to approve the Asset Sale and the Plan. Broker non-votes will be counted for purposes of determining the absence or presence of a quorum. We encourage all stockholders whose shares are held in street name to provide their brokers with instructions on how to vote.

                   CAUTION AGAINST FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning the anticipated liquidation value per share of common stock, the timing and amounts of distributions of liquidation proceeds to stockholders, and the estimates of ongoing expenses. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the risk that we may incur additional liabilities, that our expenses may be higher than estimated and that the settlement of our liabilities could be higher than expected, all of which would substantially reduce the distribution to our stockholders. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

The SEC allows the Company to "incorporate by reference" into this proxy statement documents it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement is accompanied by the Company's 2003 Annual Report to stockholders and Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, which reports are attached hereto as Exhibits 4 and 5, respectively, and which information is hereby incorporated by reference.

                    PROPOSAL NO. 1: TO APPROVE THE ASSET SALE

This section of the proxy statement describes the material provisions of the Asset Sale and the Agreement, but does not purport to describe all of the terms of the Agreement. The following summary is qualified in its entirety by reference to the complete text of the Agreement, which is attached as Exhibit 1 to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Agreement because it is the legal document that governs the Asset Sale.


PARTIES TO THE ASSET SALE

Thackeray Corporation is a Delaware corporation which holds an investment in a real estate partnership as well as real estate for investment. Thackeray maintains its principal place of business at 350 Fifth Avenue, Suite 2723, New York, New York 10118, telephone (212) 564-3393.

Brennand-Paige Industries, Inc. is a Delaware corporation and wholly-owned subsidiary of Thackeray engaged in real estate investment. Brennand-Paige maintains its principal place of business at 350 Fifth Avenue, Suite 2723, New York, NY 10118, telephone (212) 564-3393.

EST Orlando, Ltd. is a Florida limited partnership engaged in real estate investment and the development of commercial real estate property. EST Orlando holds a limited partner interest in the Partnership and has ownership interests in property near the Orlando Property. EST Orlando maintains its principal place of business at 5211 International Drive, Orlando, Florida 32819, telephone (407) 354-3307.

ASSETS TO BE SOLD

The assets to be sold to EST Orlando include approximately 78 acres of undeveloped land in Orlando, Florida (the "Orlando Property") and a general partnership interest in BT Orlando Limited Partnership (the "Partnership") held through our wholly-owned subsidiary Brennand-Paige, constituting substantially all of our assets.


PURCHASE PRICE

EST Orlando will pay us a total cash purchase price of $6,250,000 for Brennand-Paige's general partnership interest in the Partnership and the Orlando Property. The cash purchase price is contractually allocated $250,000 to the sale of the partnership interest and $6,000,000 to the sale of the Orlando Property.

EST Orlando agreed to acquire the Orlando Property subject to the existing mortgages on the property. The mortgage secures financing provided to the Partnership, and may be released, prior to a default, upon a payment to the lender of $8,500,000. Accordingly, the total consideration to the Company from the Asset Sale is $14,750,000. EST Orlando also agreed to acquire the general partnership interest subject to the pledge of such interest as security for a mezzanine loan to the Partnership.

Following execution of the Agreement, $50,000 was deposited by EST Orlando in an escrow account with Shutts & Brown LLP as the escrow agent. On December 23, 2004, an additional $550,000 is required to be deposited by EST Orlando with the escrow agent. These deposits are referred to herein as the "Deposit" and will be credited against the purchase price upon consummation of the Asset Sale. If EST Orlando should default under the Agreement, we will retain the Deposit as damages.

After the closing of the Asset Sale, we will, subject to approval by our stockholders of Proposal No. 2 described herein, wind up our operating business, effect a complete liquidation and dissolution of the Company, and distribute any remaining cash to our stockholders.

CLOSING

Assuming the satisfaction or waiver of the closing conditions described herein (see "Closing Conditions"), the closing of the Asset Sale will take place on the later of five (5) business days after the receipt of Thackeray stockholder approval and five (5) business days after receipt of the requisite lender approvals set forth in the Agreement so long as EST Orlando does not terminate the Agreement prior to December 23, 2004 because of the failure to obtain the requisite lender approvals. In no event shall the closing be later than December 31, 2004, except if the delay relates to compliance with Securities and Exchange Commission requirements relating to this proxy statement, in which case, the closing would occur on the earlier of five (5) business days after the receipt of stockholder approval and February 27, 2005.

CLOSING COSTS

In connection with the consummation of the Asset Sale, we agreed to pay the following closing costs:

     o all documentary stamp taxes payable with respect to the recordation of the deed for the Orlando Property, excluding any taxes associated with EST Orlando assuming the mortgage on the property (if required);

     o 50% of the escrow agent's expenses relating to any disputes over the Deposit; and

     o all costs of the title insurance commitment and title insurance policy.

In connection with the consummation of the Asset Sale, EST Orlando agreed to pay the following closing costs:

     o    recording charges for the deed;

     o costs associated with acquiring and updating any surveys of the Orlando Property;

     o any documentary stamp taxes or intangibles taxes due by reason of the assumption (if required) of the mortgage on the Orlando Property; and

     o 50% of the escrow agent's expenses relating to any disputes over the Deposit.


OTHER TERMS

REPRESENTATIONS AND WARRANTIES

Pursuant to the terms of the Agreement, EST Orlando was entitled to a forty-five
(45) day inspection period (the "Inspection Period") following July 23, 2004 during which EST Orlando would be able to conduct its due diligence on the Orlando Property and the Partnership, and could, in its sole and absolute discretion, determine that it no longer wished to consummate the Asset Sale and terminate the Agreement. Although the Inspection Period has been extended to December 23, 2004, EST Orlando may only terminate the Agreement if the requisite lender approvals have not been obtained by December 23, 2004.

The conveyance of the Orlando Property is to be consummated on an as is/where is basis with all faults. The parties agreed that should any clean-up, remediation or removal of hazardous substances or other environmental conditions on the Orlando Property be required after the date of closing, such remedial actions will be the sole responsibility of EST Orlando.

Thackeray and Brennand-Paige made the following representations and warranties in the Agreement:

     o that each is duly organized, validly existing and in good standing in the jurisdiction under which it is organized and that, subject to receipt of stockholder approval of the Asset Sale, each has the requisite corporate authority to enter into the transaction documents and the Asset Sale contemplated thereby;

     o that the majority stockholders in Thackeray have advised us that they intend to vote in favor of the Asset Sale;

     o that, except as otherwise disclosed to EST Orlando, we know of no pending or threatened legal actions against us;

     o that, except as otherwise disclosed, we know of no pending or threatened investigations relating to the Partnership or the Orlando Property by any federal, state or local governmental authority;

     o that, except as otherwise disclosed, we know of no formal or informal complaint, investigation or inspection relating to us or to the Orlando Property;

     o that, pending receipt of lender, partner and stockholder approvals (see "Closing Conditions"), the Asset Sale, if consummated, will not violate any governing document to which we are subject or result in the acceleration of any debts;

     o that there are no pending condemnation, eminent domain or similar proceedings relating to the Orlando Property;

     o that the general partnership interest in the Partnership is not subject to any third party liens or claims, except as disclosed in the Agreement;

     o that neither Thackeray nor Brennand-Paige has received any written notification indicating that the Orlando Property is not in compliance with all applicable laws or that there are any hazardous materials on the Orlando Property; and

     o that neither Thackeray nor Brennand-Paige is aware of any unrecorded agreement binding on EST Orlando relating to the Orlando Property other than agreements relating to the Partnership.


The representations and warranties of Thackeray and Brennand-Paige do not survive beyond the consummation of the Asset Sale, except for those relating to the Orlando Property, which survive the closing of the Asset Sale for a period of six (6) months.

EST Orlando made the following representations and warranties in the Agreement, which survive the consummation of the asset sale for a period of six (6) months:

     o that EST Orlando is a limited partnership duly organized, in good standing and authorized to do business in Florida;

     o that EST Orlando's execution of the Agreement is duly authorized and performance thereunder does not violate any agreements to which EST Orlando is a party or any judgment or regulation of any governmental authority to which EST Orlando is subject;

     o that there are no actions pending which could adversely affect EST Orlando's ability to consummate the Asset Sale; and

     o that any title commitment, survey, report, environmental audit, approval, appraisal or other document relating to the Orlando Property prepared by a third party is understood to be without any representation or warranty of any kind.


CLOSING CONDITIONS

Our obligation to complete the Asset Sale is subject to conditions that must be satisfied or waived before the completion of the Asset Sale, including:

     o our receipt of the lender approvals, including releases of all guaranties, indemnification obligations and indebtedness, and the release of all shares of Brennand-Paige held by the lenders as collateral;

     o our receipt of approvals and mutual releases by the partners of the Partnership as well as the parties to the Ratification Agreement dated August 1, 2001 among Belz Investco, Union Realty Company and Thackeray;

     o    our receipt of a "fairness opinion", which has been received;

     o the approval by our stockholders holding more than 50% of the common stock of Thackeray outstanding as of the record date;

     o the accuracy, in all material respects, of the representations or warranties of EST Orlando both as of July 23, 2004 and as of the closing; and

     o the performance, in all material respects, of all covenants and promises by EST Orlando.


EST Orlando's obligation to complete the Asset Sale is subject to conditions that must be satisfied or waived before the completion of the Asset Sale, including:

     o the accuracy, in all material respects, of the representations or warranties of either of Thackeray or Brennand-Paige both as of July 23, 2004 and as of the closing;

     o the approval by the stockholders of Thackeray holding more than 50% of the common stock of Thackeray outstanding as of the record date;

     o the absence of any condemnation or similar proceedings on the Orlando Property, which would cause EST Orlando to terminate the Agreement; and

     o the performance, in all material respects, of all covenants and promises by each of Thackeray and Brennand-Paige.

TERMINATION

The Agreement sets forth various termination rights with respect to the parties.

Termination by Thackeray and Brennand-Paige. We may terminate the Agreement under the following circumstances:

     o if the partner approvals, lender approvals and stockholder approvals as set forth above under "Closing Conditions" above are not obtained as of the closing;

     o if the Orlando Property becomes subject to a condemnation or eminent domain proceeding; or

     o if our board of directors determines that is has received a superior proposal.

Termination by EST Orlando. EST Orlando may terminate the Agreement under the following circumstances:

     o if Thackeray stockholder approval of the Asset Sale is not obtained by the closing date;

     o if we do not receive the requisite lender approvals by December 23, 2004; or

     o if the Orlando Property becomes subject to a condemnation or eminent domain proceeding.

REMEDIES

The Agreement sets forth a variety of remedies in the event the Asset Sale is not consummated. Under most circumstances, if either party terminates the Agreement, the Deposit (plus any interest accrued thereon) is to be refunded to EST Orlando and EST Orlando has no further remedy against us, except in the following instances:

     o If the Agreement is terminated because our board of directors has determined that it has received a superior proposal, and we consummate an alternative transaction within twelve (12) months after the termination of the Agreement, then we must pay to EST Orlando a termination fee of $150,000.

     o In the event of a breach of the Agreement by EST Orlando, we are entitled to retain the Deposit plus any interest accrued thereon or to seek to enforce the terms of the Agreement.

     o In the event of our breach of the Agreement, EST Orlando is entitled to be refunded the Deposit or to seek to enforce the terms of the agreement.

     o If before closing, EST Orlando discovers that there is a material error, misstatement or omission in our representations or warranties, EST Orlando's sole remedy is to terminate the Agreement and to receive a refund of the Deposit. EST Orlando also retains the option to sue us for damages not to exceed $100,000, inclusive of attorneys' fees, court costs and other expenses.

     o If within six (6) months after the closing, EST Orlando discovers that there is a material error, misstatement or omission in our representations or warranties relating to the Orlando Property or the deed or other ancillary documents, it may seek damages from us for an amount not to exceed $600,000, inclusive of attorneys' fees and other related expenses.


SUPERIOR PROPOSALS

In the event that we receive a proposal from a third party for any transaction involving a merger, consolidation or other business combination or purchase of any material portion of our assets or more than 50% of our capital stock, we may, pursuant to the terms of the Agreement, provide such third party with information relating to us and our subsidiaries and may engage in discussions regarding such a transaction.

Except as described below, our board of directors is prohibited from withdrawing its recommendation of the Agreement and from recommending or otherwise pursuing a business combination or other transaction with a third party. Subject to certain conditions, our board of directors may terminate the Agreement and withdraw its recommendation of the Asset Sale if it determines in good faith that it must do so to comply with its fiduciary duties or it determines that it has received a proposal for a transaction that is more favorable to our stockholders than the Asset Sale described herein (such a proposal is referred to herein as a "superior proposal").

INDEMNIFICATION

In connection with the Inspection Period, EST Orlando agreed to indemnify the Partnership, Thackeray and Brennand-Paige from and against any loss, damage, cost or expense incurred as a result of the inspection of the Orlando Property (other than for conditions existing prior thereto). This obligation to indemnify the Partnership, Thackeray and Brennand-Paige survives the consummation of the Asset Sale and any cancellation or termination of the Agreement.

ADDITIONAL INFORMATION RELEVANT TO THACKERAY STOCKHOLDERS RESPECTING THE ASSET SALE

BACKGROUND TO ASSET SALE

Our business is the management of real estate investments. In 1996, the Company and affiliates of Belz Enterprises ("Belz") entered into an Agreement of Limited Partnership of BT Orlando Limited Partnership (the "Partnership"). Pursuant to this agreement, the Company agreed to contribute approximately 140 acres of its Orlando, Florida property to the Partnership. The Partnership is in the process of developing, constructing and leasing an approximately 925,000 square foot retail and entertainment shopping center complex - Festival Bay - on the property which is to consist of 655,000 square feet of anchor and other perimeter tenants and 270,000 square feet of interior small stores. We have a 35% general partner interest in the Partnership through our wholly-owned subsidiary Brennand-Paige Industries. This general partner interest is subordinated to the interests of the other partners in the Partnership in amounts in excess of $30 million, and is pledged as security for an $11 million mezzanine loan to the Partnership.

In September 1999, the Partnership closed $40 million of construction financing and simultaneously we deeded 140 acres of our Orlando, Florida acreage to the Partnership and also pledged our remaining contiguous 78 acres, the Orlando Property, as additional collateral to secure the construction loan. The $40 million construction loan was refinanced in October 2001 and additional financing was obtained by the Partnership as part of a $104.3 million third party facility. The Orlando Property currently is encumbered by a first mortgage securing such loan in the amount of $12.8 million and by a second mortgage securing the $11 million mezzanine loan. In January 2005, the Partnership will likely be in default on the loan secured by the first mortgage on the Orlando Property unless the loan is extended or renegotiated prior to its maturity date. The mortgages may be released prior to any such default upon a payment to the lender of $8.5 million.

The Partnership experienced a slow down in rental activity by mid-year 2001, which worsened in the wake of the September 11 terrorist attacks. Orlando tourism was adversely effected and theme park attendance and hotel occupancy rates dropped substantially and have yet to return to pre 9/11 levels. Visitors to the Orlando area (per Global Insight, Inc.) increased by approximately 2.5% in 2003 as compared with 2002 while theme park attendance was flat for the period (per Amusement Business Trade Association). However, according to the Florida Retail Federation, its Florida Retail Index halted its descent in mid year 2003 and turned around with positive results for three consecutive quarters through the first quarter of 2004. The Orlando region is the second highest regional component of the Index.

Pursuant to an August 2001 letter agreement by the partners concerning the future development by the partners of the approximately 78 acres owned by Thackeray which are contiguous to the 140 Festival Bay acres, the partners were to agree upon conceptual construction plans, an overall development plan and a development budget for the 78 acres on or before June 30, 2003. In the absence of such an agreement between the parties, the August 2001 letter agreement automatically terminated. June 30, 2003 passed without such a mutual understanding, thereby voiding the agreement and any rights our partners may have had to the contiguous 78 acres.

The Partnership was in default of provisions of its credit agreement as amended which required certain annualized operating income and small store lease levels be achieved by October 2003. The lenders under the credit agreement and the mezzanine lender waived such defaults and an amendment to such provisions was agreed to in January 2004. The amendment extends the maturity date of the credit agreement and that of the mezzanine loan from October 1, 2004 to January 2, 2005, but provides for an additional extension of one year to January 2, 2006 if, by November 30, 2004, the Partnership is receiving monthly base rent from signed leases of $800,000 and has achieved an 80% occupancy rate from tenants open for business. It has become clear that the Partnership will be unable to satisfy both of the November 30, 2004 requirements.

The Partnership has incurred net losses and negative operating cash flows since the inception of operations in 1999. Accordingly, as of December 31, 2002, Thackeray's balance of its investment in and advances to the Partnership was reduced to zero in accordance with generally accepted accounting principles, thereby reflecting the Company's proportionate share of the Partnership's losses. Pursuant to the terms of the partnership agreement, the Company is not required to provide additional funding to the Partnership for any development cost overruns or any operating deficits.

We have concluded that the sale of the Orlando Property and our interest in the Partnership is most likely to produce the optimum return for our stockholders. We are not in a position to develop the Orlando Property because we lack the necessary capital, personnel and experience to do so and leasing with respect to Festival Bay remains weak. We believe that the Asset Sale is the best available vehicle to realize the present value of the Orlando Property.

Over the last several years we have attempted to initiate discussions with major mall and shopping center developers for the purchase or joint development of the Orlando Property. No acceptable offers were received. Additionally, in early 2004, we retained a real estate listing broker to market the Orlando Property. The broker received no offers acceptable to us prior to the signing of the Agreement.

In March 2004, Belz received a memorandum from EST Orlando offering $6 million for the Orlando Property and the general partner interest in the Partnership. Belz forwarded this memorandum to us and discussions between us and EST Orlando ensued. After a series of conversations in early 2004 with our board of directors and with our advisors, we responded to EST Orlando's proposal, indicating that we would be willing to move toward the signing of an agreement for the sale of the assets for a cash purchase price of $6,250,000. The Company and EST Orlando then proceeded to negotiate the terms of the Agreement described herein.

On July 23, 2004, our board of directors held a meeting to discuss the terms of the Agreement. Our board of directors unanimously approved the Agreement and the Asset Sale contemplated thereby. The board of directors of Brennand-Paige also held a meeting on July 23, 2004 and unanimously approved the sale of the general partner interest in the Partnership. The Company, Brennand-Paige and EST Orlando then executed the Agreement, under which we agreed to sell the Orlando Property and the general partner interest in the Partnership to EST Orlando, Ltd. for a cash purchase price of $6,250,000, subject to the mortgages on the Orlando Property, provided that the Company is released from all liability arising from the mortgages and the Partnership.


THACKERAY'S REASONS FOR THE ASSET SALE AND RECOMMENDATION OF THE BOARD

In approving the proposed Asset Sale and recommending that our stockholders approve the proposed Asset Sale, our board of directors considered a number of factors before recommending that our stockholders approve the proposed Asset Sale, including the following:

     o that our expenses as a public company require that we receive a significant cash infusion or sell substantially all of our assets;

     o    that our current cash balance will be depleted in early 2005;

     o that we have explored other strategic alternatives and have received no acceptable offers;

     o that Houlihan Valuation Advisors has rendered its opinion to our board of directors that the Asset Sale is fair to our stockholders from a financial point of view;

     o that we be would entitled to terminate the Asset Sale, with the payment of a termination fee, and sell the assets to a third party in the event that we receive a superior proposal;

     o that the Orlando Property is pledged as collateral to secure the mortgages on the Festival Bay property;

     o that we believe that our interest in the Partnership has little or no value; and

     o that the consummation of the Asset Sale would result in an amount of cash available for distribution to our stockholders in the liquidation in excess of any other identified alternative.

The foregoing includes the material factors considered by the board of directors. In view of its many considerations, the board of directors did not quantify or otherwise assign relative weight to the specific factors considered. In addition, individual members of the board may have given different weights to different factors. After weighing all of these considerations, the board of directors was unanimous in determining to approve the Asset Sale and to recommend that our stockholders approve the proposed Asset Sale.


OPINION OF THACKERAY'S FINANCIAL ADVISORS

Houlihan Valuation Advisors ("Houlihan") has been retained by us to evaluate the fairness of the Asset Sale to our stockholders from a financial point of view. On October 13, 2004, Houlihan delivered to our board of directors a written opinion to the effect that, based on and in reliance on the matters described in its opinion, the Asset Sale is fair to our common stockholders from a financial point of view.

The full text of Houlihan's written opinion dated October 13, 2004, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as
Exhibit 3 and is incorporated herein by reference.

Houlihan's opinion and financial analyses were only one of many factors considered by our board of directors in its evaluation of the transaction and should not be viewed as determinative of the views of our board or management with respect to the Asset Sale or the consideration provided for in the Asset Sale.

The description of Houlihan's fairness opinion set forth below does not purport to be complete, and is qualified in its entirety by reference to the text of such opinion, attached as Exhibit 3 to this proxy statement.

Houlihan has rendered its opinion that the Asset Sale is fair to the public stockholders of Thackeray from a financial point of view. The terms of the Asset Sale were determined based on negotiations between Thackeray and EST Orlando and were not based on any recommendations by Houlihan. For purposes of its opinion, Houlihan reviewed the Agreement, the Amended and Restated Agreement of Limited Partnership of BT Orlando Limited Partnership, dated August 1, 2001, among BEF, Inc., Brennand-Paige Industries, Inc., BT Partnership and EST Orlando, Ltd. (as amended from time to time, the "Partnership Agreement"), and certain financial information of the Company and the Partnership.

The Company engaged Houlihan after the signing of the Agreement, but conditioned its obligation to consummate the Asset Sale upon receipt of the fairness opinion. Houlihan had been previously engaged by the Company in 1996 to render a fairness opinion in connection with the creation of the Partnership. Houlihan has not been engaged by Thackeray for any other purpose since the rendering of its 1996 opinion. For its services in rendering the opinion in connection with the Asset Sale, Houlihan will receive a fee of $40,000 and will be reimbursed for reasonable out-of-pocket expenses, whether or not the Asset Sale is closed. Houlihan is engaged in the valuation of businesses and their securities and assets in connection with mergers and acquisitions, corporate restructurings, spin-offs and divestitures, tax and corporate planning, and other purposes. Our board of directors selected Houlihan on the basis of such experience. Additionally, Houlihan has some familiarity with the Orlando Property and the Partnership because of our prior retention of Houlihan.

Houlihan's engagement was not in any way limited in the scope of its investigation. A summary of Houlihan's analyses and conclusions follows:

Houlihan analyzed the structure and terms of the Asset Sale, including a review of the Agreement and other documents related thereto; reviewed the Partnership Agreement and analyzed the current balances of Preferred Partnership Capital and Additional Preferred Capital for respective partners in the Partnership; analyzed historical financial statements for both Thackeray and the Partnership; met with representatives of Thackeray to discuss the background of the Asset Sale, as well as other alternatives to the Asset Sale that were being considered; met with representatives of Belz to discuss the current status of Festival Bay, as well as other matters pertinent to its analysis; visited Festival Bay in Orlando, Florida and had discussions with on-site management of Festival Bay; analyzed the current leasing status of Festival Bay as well as projected income statements, prepared by Belz, for the Partnership for 2005 and 2006 under various assumed levels of occupancy; analyzed the terms of the Partnership's indebtedness; had discussions with the broker that was marketing the Orlando Property simultaneously with Thackeray's pursuit of the Asset Sale and reviewed certain offers to purchase the Orlando Property resulting therefrom; researched the Orlando real estate market; and considered various alternatives to the Asset Sale.

Based on the information provided by the Company and Belz, Houlihan prepared a financial model that determined projected revenues and expenses for the Partnership through 2013, as well as potential returns to Thackeray from its investment in the Partnership in the form of distributions from both operations and a sale of the property. The model encompassed a wide range of assumptions regarding occupancy, lease rates, expenditures, debt repayment, the timing of a sale of the property and estimated proceeds upon a sale. Houlihan's conclusion based on this analysis was that the probability of Thackeray receiving any distributions either from the Partnership's ongoing operations or from a sale of the property in the foreseeable future was remote. As a result, Thackeray's partnership interest in the Partnership was considered to have nominal value. The uncertainty regarding whether the loan secured by the first mortgage on the Orlando Property can be refinanced when it becomes due on January 2, 2005 only exacerbates the speculative nature of Thackeray's investment in the Partnership.

Houlihan also considered the prospect for a sale of the Orlando Property to someone other than EST Orlando. In connection therewith, Houlihan analyzed certain recent offers that had resulted from Thackeray's attempt to market the property. However, each of these offers required the mortgages on the property to be released. This would have required Thackeray to pay $8.5 million as a release payment. None of the offers analyzed would have yielded immediate net proceeds to Thackeray that would have been sufficient for Thackeray to pay the release payment and to continue to fund the Company's overhead. The Company's cash expenses as a public company are currently approximately $700,000 per year. At October 13, 2004, the Company's cash balance was less than $600,000. Among others, the Company received offers for purchase prices of $15 million and $17 million. However, these offers had long due diligence periods and extensive contingencies that allowed the buyer to cancel the sale in its sole discretion. This contrasts sharply with the Asset Sale wherein the Orlando Property is being sold subject to the mortgages securing obligations of the Partnership, allowing Thackeray to liquidate without having to continue to incur its overhead expenses while waiting for future payments. These transactions would also require the payment of a five percent (5%) brokerage fee and a $150,000 termination fee to EST Orlando.


INTERESTS OF THACKERAY'S DIRECTORS AND MANAGEMENT IN THE ARRANGEMENT

None of our offices or directors has a personal or business relationship with EST Orlando or the Partnership. In addition, none of our officers or directors has any interest in the Asset Sale, other than as stockholders of the Company.


REGULATORY MATTERS

No United States Federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed Asset Sale other than the federal securities laws.

FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE

The Asset Sale will be a taxable transaction for Thackeray, but not for our stockholders. The resulting gain is expected to be substantially offset by Thackeray's current and prior losses. See the section of this proxy statement entitled "Material United States Federal Income Tax Consequences" for a discussion of certain United States Federal income tax considerations that may be relevant to our stockholders as a result of the Asset Sale and the Plan.


APPRAISAL RIGHTS

Our stockholders have no appraisal rights in connection with the Asset Sale.


OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ASSET SALE AND THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ASSET SALE AND THE AGREEMENT.

   PROPOSAL NO. 2: TO APPROVE THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

GENERAL

Our board of directors is proposing the Plan of Complete Liquidation and Dissolution of Thackeray Corporation (the "Plan") for approval by our stockholders at the Special Meeting. Subject to stockholder approval and consummation of the Asset Sale, the Plan was approved by our board of directors on October 13, 2004, subject to stockholder approval. A copy of the Plan is attached to this proxy statement as Exhibit 2 and is incorporated herein by reference. Certain material features of the Plan are summarized below. We encourage you to read the Plan in its entirety.

Subject to approval of Proposal No. 1, substantially all of our assets will be transferred to EST Orlando pursuant to the Agreement and we will no longer have any significant assets except cash on hand and the cash proceeds of the Asset Sale. After approval of the Plan, our activities will be limited to:

     o filing a Certificate of Dissolution with the Secretary of State of the State of Delaware and thereafter remaining in existence as a non-operating entity until the final liquidating distribution to our stockholders;

     o paying our remaining expenses, including those related to the extension of our directors' and officers' liability insurance policy;

     o terminating any of our remaining commercial agreements, relationships or outstanding obligations;

     o establishing a reserve for the payment of our expenses and any liabilities relating to the six-month post-closing indemnity contained in the Agreement;

     o    completing tax filings;

     o    terminating SEC reporting requirements; and

     o preparing to make a final liquidating distribution to our stockholders.

The General Corporation Law of the State of Delaware (the "DGCL") provides that, following the approval of the Plan by our stockholders, our board of directors may take such actions as it deems necessary in furtherance of the dissolution of the Company and the wind up of its operations and affairs.

BACKGROUND AND REASONS FOR THE PLAN

The decision to dissolve Thackeray and distribute any remaining cash to our stockholders is driven by the structure of the sale to EST Orlando as a sale of substantially all of our assets. Following the consummation of the Asset Sale, we will have no assets other than cash, and no means to generate revenue. A dissolution and distribution of remaining cash to our stockholders is a means to allow our stockholders to receive their pro rata portion, after payment of all of our remaining liabilities, of the proceeds from the Asset Sale.

FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE THE PLAN

There are many factors that our stockholders should consider when deciding whether to vote to approve the Plan. Such factors include those risk factors set forth below.

      OUR STOCKHOLDERS COULD VOTE AGAINST THE PLAN.

If we do not obtain stockholder approval of the Plan, we would be in a difficult position in light of our announced intent to liquidate and dissolve. After the Asset Sale, we will have no assets with which to generate revenue, and we would use the cash received from the Asset Sale to pay ongoing operating expenses instead of making a distribution to stockholders pursuant to the Plan.

      WE WILL CONTINUE TO INCUR EXPENSES THAT WILL REDUCE THE AMOUNT AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS.

Expenses from operations (such as operating costs, salaries, directors' and officers' insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred as we seek to wind down operations. These expenses as well as any potential indemnification expenses will reduce the amount of assets available for ultimate distribution to stockholders. We cannot assure you of the precise amount of the distribution to our stockholders pursuant to the Plan.

      DISTRIBUTION, IF ANY, TO OUR STOCKHOLDERS COULD BE DELAYED.

Although our board of directors has not established a timetable for distributions to our stockholders, our board of directors intends, subject to contingencies inherent in winding down our business, to make such distributions as soon as practicable following the closing of the Asset Sale. The timing of any distribution will depend on and could be delayed by, among other things, the date of the closing of the Asset Sale, the expiration of six-month indemnification period under the Agreement and the resolution of any indemnity claims which may be asserted.

If the Plan is approved by our stockholders, we will file the Certificate of Dissolution with the Delaware Secretary of State dissolving Thackeray and its subsidiaries. Pursuant to the DGCL, we will continue to exist as a non-operating entity for three (3) years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distributed to our stockholders any remaining assets. Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities during this three-year period, each stockholder could be held liable for payment of such stockholder's pro rata share of amounts owed in excess of the contingency reserve, up to the amount actually distributed to such stockholder.

However, the liability of any stockholder would be limited to the amounts previously received by such stockholder from us in the dissolution. Accordingly, in such event a stockholder could be required to return all distributions received. In such event, a stockholder could receive nothing from us under the Plan. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by us will be adequate to cover any expenses and liabilities.

      OUR STOCK TRANSFER BOOKS WILL CLOSE ON THE DATE WE FILE THE CERTIFICATE OF DISSOLUTION, AFTER WHICH IT WILL NOT BE POSSIBLE FOR STOCKHOLDERS TO TRADE OUR STOCK.

We intend to close our stock transfer books and discontinue recording transfers of our common stock at the close of business on the date we file the Certificate of Dissolution, the "final record date." Thereafter, certificates representing our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and, after the final record date, any distributions made by us shall be made solely to the stockholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

PRINCIPAL PROVISIONS OF THE PLAN

The Plan provides that our board of directors will liquidate our assets in accordance with Delaware law. Without limiting the flexibility of our board of directors, our board of directors may, at its option, instruct our officers to:

     o give notice of the dissolution to all persons have a claim against us and provide for the rejection of any such claims in accordance with
          Section 280 of the DGCL;

     o offer to any claimant on a contract whose claim in contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL;

     o petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for claims that are the subject of pending litigation against us, and claims that have not been made known to us at the time of dissolution, but are likely to arise or become known within five (5) years (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

     o pay, or make adequate provision for payment of, all claims made against us and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan in accordance with Section 280 of the DGCL;

     o post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

     o    distribute any remaining cash to our stockholders.

Following the approval of the Plan by our stockholders, we shall continue to indemnify our officers, directors, employees and agents in accordance with our certificate of incorporation and bylaws, including for actions taken in connection with the Plan and the winding up of our affairs. Our board of directors will obtain an extension of our directors' and officers' liability insurance policy.

ABANDONMENT; AMENDMENT

Under the Plan, our board of directors may modify, amend or abandon the Plan, notwithstanding stockholder approval, to the extent permitted by the DGCL. We will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under the DGCL or the Federal securities laws without complying with the DGCL and the Federal securities laws.

LIQUIDATING DISTRIBUTIONS; NATURE; AMOUNT; TIMING

Although our board of directors has not established a firm timetable for distributions to stockholders if the Plan is approved by the stockholders, our board of directors intends, subject to contingencies inherent in winding up our business, to make such distributions as promptly as practicable. Any distributions to the stockholders will be in the form of cash.

Our board of directors is, however, currently unable to predict the precise amount or timing of this distribution pursuant to the Plan. The actual amount and timing of any distributions will be determined by our board of directors, in its sole discretion, and will depend in part upon our ability to pay our remaining expenses and the expiration of the six-month survival period relating to certain of our representations and warranties contained in the Agreement and the applicable indemnity. See "Proposal No. 1: To Approve the Asset Sale - Other Terms - Representations and Warranties" and -- "Remedies".

In lieu of satisfying all of our liabilities and obligations prior to making distributions to our stockholders, we may instead reserve assets deemed by management and our board of directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve".

Expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, will continue to be incurred following stockholder approval of the Asset Sale and the Plan. These expenses will reduce the amount of cash available for ultimate distribution to stockholders, and, while a precise estimate of those expenses cannot currently be made, management and our board of directors believe that available cash and amounts received on the Asset Sale will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders.

Following is a table showing cash proceeds and outlays and our ultimate estimated minimum distribution to stockholders based on information currently available. The following figures are not guarantees and they do not reflect the total range of possible outcomes. The table assumes that we complete the proposed Asset Sale and execute the proposed Plan on ____________, 2004. The estimated minimum per share distribution is based on historical financial information and performance. The final per share amount will be affected by various factors such as the actual closing date, the actual amount of expenses we incur for such things as legal and accounting fees, operating expenses, outstanding liabilities and contingencies, and expenses related to the proposed transactions.

                                 USE OF PROCEEDS

Cash Balance, September 30, 2004                                   $700,000
Proceeds from Asset Sale                                          6,250,000
                                                                 ----------
                                                                 $6,950,000

Disbursements, September 30, 2004-July 31, 2005
-----------------------------------------------
Accounts Payable                                                   $125,000
Professional Fees                                                   250,000
Fairness Opinion                                                     45,000
Monthly Expenses, October 1, 2004-January 31, 2005                  240,000
Directors' and Officers' Liability Insurance Premium                440,000
Printing and Proxy Solicitation                                      25,000
Monthly Expenses, February 1, 2005-July 31, 2005                    150,000
Contingencies                                                       350,000
                                                                 ----------
                                                                 $1,625,000
                                                                 ----------

Estimated Maximum Distribution to Stockholders                   $5,325,000
Number of Shares Outstanding                                      5,107,401

Estimated Maximum Per Share Distribution                              $1.04

Post Closing Contingency
------------------------
Maximum Damages Payable to EST Orlando                           $  600,000
Cost associated with defending Buyer's Claim                        150,000
                                                                 ----------
                                                                   $750,000
                                                                 ----------
Estimated Minimum Total Distribution to Stockholders             $4,575,000
                                                                 ==========

Estimated Minimum Per Share Distribution                              $0.90


REPORTING REQUIREMENTS

Whether or not the Plan is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), even though compliance with such reporting requirements is economically burdensome. If the Plan is approved, in order to curtail expenses, we will seek relief from the SEC from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the SEC might require. However, the SEC may not grant any such relief.

CONTINGENT LIABILITIES; CONTINGENCY RESERVE

Under Delaware law, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following the approval of the Plan by our stockholders, we will pay all expenses and fixed and other known liabilities, or set aside as a contingency reserve, cash and other assets which we believe to be adequate for payment thereof. We are currently unable to estimate with precision the amount of any contingency reserve that may be required, but any such amount will be deducted before the determination of amounts available for distribution to stockholders.

The actual amount of any contingency reserve will be based upon estimates and opinions of management and our board of directors and review of our estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in our financial statements, and reserves for potential indemnification expenses. There can be no assurance that the contingency reserve in fact will be sufficient. We have not made any specific provision for an increase in the amount of the contingency reserve. Subsequent to the establishment of the contingency reserve, we will distribute to our stockholders any portions of the contingency reserve that we deem no longer to be required. After the liabilities, expenses and obligations for which the contingency reserve is established have been satisfied in full, we will distribute to our stockholders any remaining portion of the contingency reserve.

Under Delaware law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each stockholder could be held liable for the repayment to creditors out of the amounts theretofore received by such stockholder from us.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve, a creditor of ours could seek an injunction against the making of distributions under the Plan on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan.

FINAL RECORD DATE

We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock upon the filing of our Certificate of Dissolution (the "final record date"), and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the final record date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur on or after the final record date. See "Trading of the Common Stock" below.

TRADING OF THE COMMON STOCK

As we currently intend to close our stock transfer books on the final record date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates), it is expected that trading in the shares will cease on and after the final record date. Thereafter, our stockholders will not be able to transfer their shares. Accordingly, we anticipate that our common stock will cease to be traded on the OTCBB on the final record date.

ABSENCE OF APPRAISAL RIGHTS

Under Delaware law, our stockholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan.

REGULATORY APPROVALS

No United States Federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and dissolution of the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The liquidation of Thackeray pursuant to the Plan will be treated as a taxable sale in which our stockholders surrender their Thackeray common shares in exchange for liquidating distributions. The gain or loss recognized with respect to each share will equal the difference between: (i) the aggregate of the liquidating distributions received with respect to such share and (ii) its adjusted tax basis to the stockholder. See the section of this proxy statement entitled "Material United States Federal Income Tax Consequences" for a discussion of certain United States Federal income tax considerations that may be relevant to our stockholders as a result of the Asset Sale and the Plan.

VOTE REQUIRED AND BOARD RECOMMENDATION

The approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Odyssey Partners, L.P. and The Peter Jay Sharp Foundation , which in the aggregate beneficially own 50.9% of the outstanding shares of common stock, have advised us that they intend to vote in favor of this Proposal No. 2.


OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION AND THE LIQUIDATION AND DISSOLUTION OF THACKERAY CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION AND THE LIQUIDATION AND DISSOLUTION OF THACKERAY.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material United States Federal income tax consequences affecting Thackeray and our stockholders that are anticipated to result from the Asset Sale and the Plan. The discussion is based upon the Code, Treasury Regulations promulgated thereunder, Internal Revenue Service rulings, and judicial decisions, all as in effect on the date hereof and all of which are subject to change (possibly on a retroactive basis). As distributions pursuant to the Plan may occur at various times and in more than one tax year, no assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions.

No ruling from the Internal Revenue Service has been requested or will be sought with respect to the anticipated tax consequences of the Asset Sale or the Plan. The following discussion has no binding effect on the Internal Revenue Service or the courts and assumes that we will liquidate in accordance with the Plan in all material respects. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to us and our stockholders from the liquidation.

This discussion does not purport to be a complete analysis of all the potential tax effects. Tax consequences which are different from or in addition to those described herein may apply to stockholders subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, other financial institutions, mutual funds, real estate investment trusts, tax-exempt organizations, investors in pass-through entities, stockholders who hold our shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction, foreign individuals and entities, and persons who acquired their Thackeray stock upon exercise of stock options or in other compensatory transactions). Tax considerations applicable to particular stockholders also may vary with and be contingent on the stockholder's individual circumstances. Further, not discussed are any Federal estate or gift tax consequences or any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, this discussion only addresses the tax consequences of the transaction for stockholders who hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, held for investment).

   FEDERAL INCOME TAXATION OF THACKERAY

The Asset Sale will be a taxable transaction that may result in a Federal income tax liability to Thackeray but not to our stockholders. Gain will be recognized by Thackeray to the extent of the excess of (i) the proceeds Thackeray receives on the Asset Sale over (ii) Thackeray's adjusted tax basis in the assets being sold under such sale. Thackeray expects its current and prior net operating losses to substantially offset the expected gain to be recognized in the Asset Sale.

After the approval of the Plan and until the liquidation is completed, we will continue to be subject to Federal income taxation on our taxable income, if any, such as interest income, gain from the sale of our remaining assets and from any remaining operations.

   FEDERAL INCOME TAXATION OF OUR STOCKHOLDERS

The liquidation of Thackeray will be treated as a taxable sale in which our stockholders surrender their shares of our common stock in exchange for liquidation distributions. Amounts received by stockholders pursuant to the Plan will be treated as full payment in exchange for their shares of our common stock. A stockholder's gain or loss and holding period must be determined separately for each share of our common stock. The gain or loss recognized with respect to each share will equal the difference between (i) the aggregate of the liquidating distributions received with respect to each share and (ii) the stockholders adjusted tax basis in such share.

If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share.

Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the stock has been held for more than one year at the time of the first liquidating distribution; otherwise the capital gain or loss will be short-term. A non-corporate stockholder's long-term capital gain generally is subject to federal income tax at a maximum rate of 15%, while any capital loss can be offset only against other capital gains plus $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income in any tax year. Any unutilized capital loss may generally be carried forward as a capital loss to succeeding tax years for an unlimited period of time until the loss is exhausted. A corporate stockholder's capital gain is subject to federal income tax at a maximum rate of 35%, while any capital loss can only offset other capital gains. Any unused capital loss generally can be carried back three years and carried forward five years to be offset against net capital gains generated in those years.

After the close of our taxable year, we will provide stockholders and the Internal Revenue Service with a statement of the amount of cash distributed to our stockholders during that year.

If a stockholder is required to satisfy any liability of ours not fully covered by our contingency reserve, payments by stockholders in satisfaction of such liabilities would generally produce a capital loss, which, in the case of individual stockholders, could not be carried back to prior years to offset capital gain realized from liquidating distributions in those years.

BACKUP WITHHOLDING

Our stockholders may be subject, under certain circumstances, to backup withholding with respect to the liquidating distributions received from us. Backup withholding will apply to these payments if:

     o a stockholder fails to furnish a social security or other taxpayer identification number in the manner required by the applicable tax regulations;

     o    a stockholder furnishes an incorrect taxpayer identification number;
          or

     o Thackeray is notified by the IRS that a stockholder is subject to backup withholding.

Any amount withheld from a payment to a stockholder under the backup withholding rules is allowable as a refundable credit against the stockholder's Federal income tax liability, provided that the required information is timely furnished to the IRS. The backup withholding rate is 28%. Certain stockholders are not subject to back-up withholding, including, among others, a corporation.

THE FOREGOING SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE PLAN TO THE PARTICULAR CIRCUMSTANCES OF A STOCKHOLDER. WE URGE EACH STOCKHOLDER TO CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE AND THE PLAN, AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

                      INFORMATION ABOUT OUR STOCK OWNERSHIP

OWNERSHIP OF VOTING SECURITIES

The following table contains certain information with respect to each person known to the Company to have been, at November 3, 2004 (or as to Lance S. Gad, November 12, 2003), the beneficial owner of more than 5% of our shares of common stock. Except as otherwise indicated, all shares are owned directly.


---------------------------------------- -------------------------------------- --------------------------------------

 NAME AND ADDRESS OF BENEFICIAL OWNER       AMOUNT AND NATURE OF BENEFICIAL               PERCENT OF CLASS
                                                       OWNERSHIP
---------------------------------------- -------------------------------------- --------------------------------------
Odyssey Partners, L.P.                               1,328,250(1)                               26.0%
280 Park Avenue
New York, NY  10017
---------------------------------------- -------------------------------------- --------------------------------------
The Peter Jay Sharp Foundation                         1,272,400                                24.9%
c/o Peter Sharp & Co., Inc.
545 Madison Avenue
New York, NY  10022
---------------------------------------- -------------------------------------- --------------------------------------
Lance S. Gad                                            360,700                                 7.06%
1250 Fence Row Drive
Fairfield, CT  06824
---------------------------------------- -------------------------------------- --------------------------------------
_____________________

(1) Of this amount 1,309,500 shares are owned directly by Odyssey Partners, L.P.
("Odyssey") and 18,750 shares are owned directly by Ronald D. Rothberg, formerly a principal of Odyssey and currently a director of the Company. Jack Nash, Stephen Berger, Joshua Nash and Brian Wruble, by virtue of being general partners of Odyssey, share voting and dispositive power with respect to the common stock owned by Odyssey and, accordingly, may be deemed beneficial owners of the common stock owned by Odyssey. Each of the aforesaid persons expressly disclaims any such beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) which exceeds the proportionate interest in the common stock which he may be deemed to own as a general partner of Odyssey. The Company has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the common stock owned by Odyssey.


SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of November 3, 2004, the number of our shares of common stock beneficially owned by each director of the Company, each of our current executive officers and each other individual who was one of our five most highly compensated executive officers during 2003 and by all directors and executive officers of the Company as a group. The address of each director and executive officer of the Company is c/o Thackeray Corporation, 350 Fifth Ave., Suite 2723, New York, NY 10118. Except as otherwise indicated, all shares are owned directly.

---------------------------------------- -------------------------------------- --------------------------------------

             Name or Group                  Amount and Nature of Beneficial               Percent of Class
                                                       Ownership
---------------------------------------- -------------------------------------- --------------------------------------
Martin J. Rabinowitz(1)                                   --                                     --
---------------------------------------- -------------------------------------- --------------------------------------
Jules Ross                                                --                                     --
---------------------------------------- -------------------------------------- --------------------------------------
Ronald D. Rothberg                                     28,125(2)                                 (3)
---------------------------------------- -------------------------------------- --------------------------------------
All directors and officers as a group                  28,125(4)                                 (3)
(3 persons)
---------------------------------------- -------------------------------------- --------------------------------------


__________________________

(1) Does not include 5,650 shares owned by Mr. Rabinowitz's wife as to which shares Mr. Rabinowitz disclaims beneficial ownership.

(2) All of such shares are owned directly by Mr. Rothberg, but Odyssey shares beneficial ownership with him as to 18,750 of such shares.

(3) Less than 1%.

(4) See footnotes above.

                                  OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.





                                             By Order of the Board of Directors,



                                             JULES ROSS
                                             Secretary



Dated:  _____________, 2004

                                                                       Exhibit 1

                         AGREEMENT FOR PURCHASE AND SALE
                         -------------------------------


           THIS AGREEMENT FOR PURCHASE AND SALE ("Agreement") is made and entered into as of the 23rd of July, 2004 ("Effective Date"), by and between BRENNAND-PAIGE INDUSTRIES, INC., a Delaware corporation, ("Brennand") and THACKERAY CORPORATION, a Delaware corporation ("Thackeray") (Brennand and Thackeray sometimes individually referred to as a "Seller" and sometimes collectively referred to as the "Sellers") and EST ORLANDO, LTD. a Florida limited partnership ("Buyer").

                              W I T N E S S E T H:

           WHEREAS, BT Orlando Limited Partnership (the "Partnership") was formed as a Florida limited partnership on June 18, 1996;

           WHEREAS, the affairs of the Partnership are governed by that certain Amended and Restated Agreement of Limited Partnership dated August 1, 2001 (the "Partnership Agreement");

           WHEREAS, Brennand is a general partner of the Partnership and Buyer is a limited partner of the Partnership, with their respective rights, duties and obligations as set forth in the Partnership Agreement attached hereto as Exhibit "A";

           WHEREAS, Thackeray is not a partner of the Partnership, but owns 100% of the outstanding stock of Brennand and is a party to that certain Ratification of Agreement dated August 1, 2001 by and between Belz Investco GP, Union Realty Company, GP, and Thackeray attached hereto as Exhibit "B", pursuant to which Thackeray is obligated to guarantee certain obligations of Brennand under the Partnership Agreement;

           WHEREAS, Thackeray is the owner of approximately 78 acres of land (the "Phase II Land") described in Exhibit "C" attached hereto and located adjacent to the approximately 140 commercial acres of land in Orlando, Florida owned by the Partnership and developed as the Festival Bay Center (the "Project");

           WHEREAS, in connection with and as collateral for debt financing secured to fund construction of the Project, Brennand has pledged its general partner interest in the Partnership ("Interest"), Thackeray has pledged its ownership interest in Brennand to the Mezzanine Lender as defined in Section 5.1(e) to secure the Mezzanine Loan, as defined in Section 9.1 and Thackeray has encumbered the Phase II Land by the Permitted Mortgages, as defined in Section 9.1, to secure the Loan B Loan and Mezzanine Loan, as defined in Section 9.1; and

           WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Interest and the Phase II Land (collectively, the "Assets") upon the terms and subject to the conditions set forth in this Agreement.

           NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties, covenants, and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and the Buyer, intending to be legally bound, hereby make this Agreement and set forth the terms and conditions of the sale and purchase of the Assets as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

           1.1 Purchase and Sale. At the Closing (as hereinafter defined), Buyer agrees to purchase, pay the Purchase Price (as hereinafter defined) and acquire from the Sellers, and the Sellers agree to sell, transfer, convey, assign, and deliver to Buyer, all right, title, and interest in and to the Assets.

                                   ARTICLE II
                                 PURCHASE PRICE

           2.1 Amount and Payment. The total purchase price (the "Purchase Price") for the Interest and the Phase II Land is SIX MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($6,250,000.00). On the Closing Date (as hereinafter defined), Buyer shall pay to Sellers the Purchase Price, by wire transfer of immediately available funds. There shall be no credit, reduction, deduction or set off against the Purchase Price except as otherwise set forth in Article VI hereof. The Purchase Price shall be allocated $10.00 to sale of the Interest, and $6,249,990.00 to sale of the Phase II Land.

           2.2 Deposit. Promptly, but in any case within two (2) business days after receipt by Buyer of a duly executed counterpart of this Agreement, Buyer shall deposit Fifty Thousand and 00/100 DOLLARS ($50,000.00) (the "Initial Deposit") to the Shutts & Bowen LLP (the "Escrow Agent") trust account and if Buyer does not timely terminate this Agreement by the end of the Inspection Period under the provisions of Section 4.1 herein, then by the end of such Inspection Period, the Buyer shall deposit to Escrow Agent's trust account an additional deposit (the "Additional Deposit") of Five Hundred Fifty Thousand and 00/100 DOLLARS ($550,000.00) with both the Initial Deposit and Additional Deposit to be by check or wire transfer and to be held by Escrow Agent, pursuant to the terms and conditions of this Agreement. The term "Deposit" shall refer to only the Initial Deposit until such time as Buyer is obligated hereunder to deposit the Additional Deposit and from that point on will refer collectively to the Initial Deposit and the Additional Deposit collectively. The Deposit shall be placed in an interest bearing escrow account with the interest to be reported under the Buyer's taxpayer identification number as set forth in a W-9 which Buyer shall complete, sign and furnish to Escrow Agent on or before making the Initial Deposit. At Closing, the Deposit and all interest earned thereon shall be credited toward the Purchase Price and paid to Sellers at the Closing or, if Closing does not occur, shall be paid to either Sellers or Buyer as provided herein.

                                   ARTICLE III
                               COMPLETION OF SALE

           3.1 The purchase and sale of the Assets shall be completed through a closing which shall occur at the offices of the Sellers' attorney on a date no later than thirty (30) days after receipt of the "Partner Approvals" as defined in Section 5.1(f) herein, the "Shareholder Approval" as defined in Section 5.2(h) herein and the "Lender Approvals" as defined in Section 5.1(e) herein, but in no event sooner than fifteen (15) days after the end of the Inspection Period, as defined in Section 4.1 herein and not later than December 31, 2004 (the "Closing" or "Closing Date").

                                   ARTICLE IV
          INSPECTION, RECORDS, ACCESS TO PROPERTY, SELLER'S DELIVERIES

           4.1 Buyer may conduct such investigations and inspections as to the Assets which are in Buyer's sole judgment relevant to Buyer's determination whether to purchase the Assets or to terminate this Agreement, until 5:00 P.M. on the forty-fifth (45th) day after the Effective Date (the "Inspection Period"). Sellers shall request that the Partnership cooperate in good faith with Buyer in Buyer's efforts to investigate the Assets during the Inspection Period, but the Sellers have no obligation with respect to any lack of cooperation by the Partnership and need not offer or provide the Partnership any consideration to induce cooperation. In no event shall Sellers or the Partnership be obligated to expend any funds or incur any obligations relating to any cooperation with Buyer. Buyer shall indemnify Partnership and Sellers from and against any loss, damage, cost or expense incurred by Partnership or Sellers as a result of Buyer's inspection of the Phase II Land (other than for conditions existing prior to Buyer's inspection), and Buyer shall, following any such inspections and to the extent reasonably possible, promptly restore the Phase II Land to the condition existing immediately prior to such inspections. Notwithstanding anything to the contrary contained in this Agreement, Buyer's indemnification obligations contained in this Section shall survive the Closing and any cancellation or termination of this Agreement. If for any reason whatsoever, in Buyer's sole and absolute discretion, Buyer determines during the Inspection Period that it does not wish to purchase the Assets, Buyer shall have the absolute right to terminate this Agreement by giving written notice of such termination to Sellers in the manner hereinafter provided for the giving of notices, on or before the expiration of the Inspection Period. Upon Seller's timely receipt of such notice, the Deposit shall be returned to Buyer and thereafter this Agreement shall be deemed terminated and of no further force and effect and both parties shall be released and relieved of any liability or obligations hereunder.

           4.2 If Buyer fails to make proper and timely delivery of notice of intent to terminate this Agreement by the expiration of the Inspection Period, then Buyer shall be deemed to acknowledge and agree that: (i) Buyer has had ample opportunity to obtain, and has obtained, knowledge of all aspects of the Assets in which it is interested; (ii) Buyer has concluded whatever inspections Buyer desires related to the Assets; and (iii) Buyer has elected to enter into this Agreement and close hereunder based upon Buyer's own due diligence, without reliance upon any representations or warranties of Sellers or any other party of any kind or nature whatsoever, whether express or implied (other than those contained in Section 13.1 below or contained in the special warranty deed, the Partnership Interest Assignment, and the Assignment of Land Related Rights as provided herein), and to consummate this transaction with Sellers on an AS IS/WHERE IS BASIS AND WITH ALL FAULTS. Without limiting the generality of the foregoing, Buyer specifically acknowledges and agrees that:

                      (a) None of the Sellers makes any representation or warranty as to any rights to construct any improvements on the Phase II Land or as to the status of any approvals, licenses or permits with respect to the Phase II Land or any uses of the Phase II Land;

                      (b) Buyer is relying on Buyer's own due diligence concerning same; and

                      (c) Buyer's obligations hereunder are in no way conditioned upon Buyer's ability to obtain approvals from any governmental authority or any other party or entity to permit any improvements to be constructed on the Phase II Land or alteration to the Phase II Land.

EXCEPT AS EXPRESSLY STATED HEREIN TO THE CONTRARY, SELLERS MAKE NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY DOCUMENTATION PREPARED BY ANY THIRD PARTY ("THIRD PARTY DOCUMENTATION") DELIVERED BY SELLERS TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN. BUYER ACKNOWLEDGES AND AGREES THAT ANY AND ALL THIRD PARTY DOCUMENTATION WHICH MAY BE DELIVERED BY SELLERS TO BUYER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREIN ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY BUYER SHALL BE AT THE SOLE RISK OF BUYER, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NONE OF THE SELLERS IS MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS, INCLUDING, BUT NOT BY WAY OF LIMITATION, THE PHASE II LAND, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN THACKERAY'S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE SPECIAL WARRANTY DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, EVALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE ASSETS WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF ANY OF THE SELLERS TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE ASSETS OR PHASE II LAND. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLERS SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE ASSETS, INCLUDING BUT NOT BY WAY OF LIMITATION, THE PHASE II LAND "AS IS, WHERE IS, WITH ALL FAULTS" EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. EXCEPT AS EXPRESSED IN THIS AGREEMENT OR THE DEED, BUYER HAS NOT

RELIED AND WILL NOT RELY ON, AND SELLERS ARE NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OR RELATING THERETO MADE OR FURNISHED BY ANY OF THE SELLERS TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER REPRESENTS TO SELLERS THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE ASSETS INCLUDING BUT NOT BY WAY OF LIMITATION THE PHASE II LAND, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE ASSETS AND THE EXISTENCE OR NON-EXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PHASE II LAND, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF ANY OF THE SELLERS OR THEIR AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLERS (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS THROUGHOUT THE TRIAL AND ALL APPELLATE LEVELS AND INCLUDING THOSE FOR ENFORCEMENT OF ANY JUDGMENTS) OF ANY AND EVERY KIND OF CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST ANY OF THE SELLERS (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT PHYSICAL CONDITIONS, VIOLATIONS OR ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE ASSETS, INCLUDING BUT NOT BY WAY OF LIMITATION, THE PHASE II LAND. BUYER AGREES THAT SHOULD ANY CLEAN-UP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PHASE II LAND BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER.

                                    ARTICLE V
                           CLOSING AND RELATED MATTERS

           5.1 Buyer's Deliveries at Closing. Buyer shall cause to be delivered to Sellers at Closing the following:

                      (a) Deposit. The Deposit shall be delivered by Escrow Agent to Sellers at Closing.

                      (b) Balance of Purchase Price. The balance of the Purchase Price by wire transfer of immediately available funds to the Escrow Agent as agent of the Title Company identified in Section 9.1.

                      (c) Assignment. Assignment and Assumption of Partnership Interest executed by Buyer in the form attached hereto as Exhibit "D" (the "Partnership Interest Assignment").

                      (d) Evidence of Authority. Such evidence of Buyer's authority as Sellers may reasonably require evidencing Buyer's capacity and authority to execute the proper instruments and consummate the Closing of the transaction contemplated herein;

                      (e) Lender Approvals. Evidence of (i) approval by Bank of America, N.A. and the lenders referred to in the Second Modification of Amended and Restated Loan Documents recorded May 28, 2004 in Official Records Book 07464, Page 2273, Public Records of Orange County, Florida (the "Loan B Lender") as to the loan referenced therein (the "Loan B Loan"), Canpartners Realty Holding Company IV, LLC (the "Mezzanine Lender") as to the loan referenced as secured by the Canpartners Mortgage, as defined in Section 9.1, as recited therein (the "Mezannine Loan") and Bank of America, N.A. as Administrative Agent and Lender, Bank of America Securities, LLC and the other lenders referred in the Third Modification of Amended and Restated Construction Loan Documents recorded May 28, 2004 in Official Records Book 07464, Page 2233 as to the loan referenced therein (the "Loan A Loan") (the "Loan A Lender" and with the Loan B Lender, Mezzanine Lender and Loan A Lender being collectively referred to as the "Lenders"), (ii) releases of all guaranties, indemnification obligations and indebtedness of Sellers to all Lenders, all such approvals in such form as reasonably required by Sellers to accomplish the foregoing and (iii) release by the Lenders of the shares of outstanding stock of Brennand (owned by Thackeray) held by Lenders as collateral; it is anticipated that the Lenders will continue to require that the Phase II Land serve as collateral for the Loan B Loan and the Mezzanine Loan, and that the Interest will be required to be re-pledged by Buyer as collateral for the Mezzanine Loan , but that the shares of outstanding stock of Brennand (owned by Thackeray) will be released by such Lenders (collectively, the "Lender Approvals");

                      (f) Partner Approvals. Evidence of (i) approval of the transactions described herein by all parties to the Partnership Agreement and the Ratification of Agreement, and (ii) mutual general releases from all Partners of the Partnership and all parties to the Ratification of Agreement, all in such form as reasonably required by Sellers to accomplish the foregoing (collectively, the "Partner Approvals"); and

                      (g) Release. Mutual general release between Buyer, Brennand and Thackeray in the form attached hereto as Exhibit "E".

                      (h) Miscellaneous. Authorizing resolutions, incumbency certificates, and such other documents and instruments as may be reasonably required by any other provision of this Agreement to carry out the terms and intent of this Agreement.

                      (i) Additional Documentation. Such additional documents and instruments as may be reasonably required by Sellers and/or the Escrow Agent in order to consummate the Closing of the transaction contemplated herein.

           5.2 Sellers' Deliveries at Closing. Sellers shall cause to be delivered to Buyer at Closing the following:

                      (a) Certificate. A certificate of Brennand, dated as of the Closing Date, affirming that Brennand owns the Interest free and clear of any and all liens and encumbrances other than those matters which shall be released at Closing.

                      (b) Assignment. The Partnership Interest Assignment executed by Brennand in the form attached hereto as Exhibit "D".

                      (c) Deed. A special warranty deed conveying the Phase II Land to Buyer (or Buyer's nominee), subject only to Permitted Exceptions (as defined in Section 9.1 herein) inclusive of the Permitted Mortgages (as defined in Section 9.1 herein).

                      (d) Evidence of Authority. Such evidence of each of Sellers' authority as Buyer, or its counsel may reasonably require evidencing each of Sellers' capacity and authority to execute the proper instruments and consummate the Closing of the transaction contemplated herein.

                      (e) Release. Mutual general release between Buyer, Brennand and Thackeray in the form attached hereto as Exhibit "E".

                      (f) FIRPTA Certificate. A Certificate of Non-Foreign Ownership with respect to the Phase II Land ("FIRPTA Certificate") duly signed by Thackeray.

                      (g) Title Documents. Such other documents as may be reasonably required to effect closing of the sale of the Phase II Land including, without limitation, an affidavit from Thackeray of title as may be required by the title company in connection with closing of the purchase and sale of the Phase II Land.

                      (h) Shareholder Approval. Provided the condition in
           Section 10.1 (c) has been satisfied, such evidence of approval of the transactions described herein by the shareholders of Thackeray holding more than 50% of the common stock of Thackeray outstanding at the time of such approval as may reasonably be required by Buyer (the "Shareholder Approval").

                      (i) Miscellaneous. Authorizing resolutions, incumbency certificates, and such other documents and instruments as may be reasonably required by any other provision of this Agreement or as may be reasonably required by the Title Company to carry out the terms and intent of this Agreement.

                      (j) Additional Documentation. Such additional documents and instruments as may be reasonably required by Sellers and/or the Escrow Agent in order to consummate the Closing of this transaction as contemplated herein to include, but not be limited to the Title Commitment marked down to the time of closing by Escrow Agent, as agent for the Title Company, to contain no exceptions other than the Permitted Exceptions, a no lien, possession and gap affidavit of Thackeray acceptable to the Title Company so it may so mark down the Title Commitment to the time of closing, a closing statement for the Phase II Land sale, a closing statement for the Sale of the Interest, and an assignment (the "Assignment of Land Related Rights") of all licenses, permits, approvals, utility capacity and reservations, trips, entitlements and development rights containing no warranties of Sellers other than that Sellers have not assigned said items and rights to any entity or person, Sellers have not created or permitted any liens, claims or encumbrances as to said items and rights and that there are no liens or encumbrances thereon resulting from any judgments against Sellers, excepting in each of said instances the Permitted Exceptions and Permitted Mortgages, as defined in Section
           9.1 herein (which such assignment shall contain the undertaking of Sellers to defend the title to said interest assigned against any assignment, lien, claim or encumbrance created by any act of Sellers in violation of the foregoing representation and warranty).

                                    ARTICLE VI
                             CLOSING AND ALLOCATIONS

           6.1 Attorneys' Fees. Each of the Sellers and the Buyer shall pay their own attorneys' fees.

           6.2 Allocations. Brennand and Buyer agree that for purposes of allocating the Partnership's profit and loss for the taxable year in which the transfer occurs the Partnership shall use the interim closing of the books method [or pro rata method] prescribed by Section 706 of the Internal Revenue Code and the regulations thereunder.

           6.3 Real Estate Taxes. Ad valorem real estate taxes with respect to the Phase II Land shall not be prorated as they are paid by the Partnership.

           6.4 Closing Costs. Closing costs shall be allocated between Buyer and Sellers as follows:

                      (a) Sellers shall pay:

                                 (i) All documentary stamp taxes payable with
                      respect to recordation of the deed for the Phase II Land exclusive of any attributable to any assumption of the Permitted Mortgages by Buyer should assumption be required by the Lenders as a condition of the Lender Approvals;

                                 (ii) One-half of Escrow Agent's expenses (not
                      fees) should Escrow Agent become involved in any dispute over the Deposit;

                                 (iii) All costs of the title insurance
                      commitment and title insurance policy; and

                                 (iv) Lenders costs and expenses associated with
                      documenting the Lender Approvals which do not exceed $10,000.00 including, but not by way of limitation, Lender's reasonable attorneys' fees in documenting the same, recording and filing fees.

                      (b) Buyer shall pay:

                                 (i) Recording charges for the deed;

                                 (ii) The cost of acquiring and updating a
                      survey (or a new survey) of the Phase II Land if so obtained by Buyer;

                                 (iii) Any documentary stamp taxes or
                      intangibles taxes due by reason of any assumption of the Permitted Mortgages by Buyer should assumption be required by the Lenders as a condition of the Lender Approvals; and

                                 (iv) One-half of Escrow Agent's expenses (not
                      fees) should Escrow Agent become involved in any dispute over the Deposit.

                                   ARTICLE VII
                       DISTRIBUTION OF FUNDS AND DOCUMENTS

           7.1 Deposit. At Closing, the Deposit (and the interest thereon) shall be delivered to the Sellers and shall be applied toward the Purchase Price. In the event that the Buyer has timely exercised its right to terminate this Agreement by notice duly given prior to the end of the Inspection Period, the Deposit and interest thereon shall be delivered by Escrow Agent to Buyer whereupon this Agreement shall be terminated. All interest earned on the Deposit shall accrue to the benefit of the Buyer unless there is a default by the Buyer entitling the Sellers to retain the Deposit, in which event the Sellers shall also be entitled to retain any and all interest accrued on the Deposit.

           7.2 Delivery of Non-Recorded Instruments. Escrow Agent shall, at the Closing, deliver each non-recorded instrument received by the Escrow Agent to the person acquiring rights under the instrument, or for whose benefit the instrument was acquired.

           7.3 Delivery of Cash. Escrow Agent shall, at Closing, from the funds delivered to Escrow Agent by Buyer, deliver (i) to the Sellers, by wire transfer, the balance of the cash portion of the Purchase Price to which the Sellers shall be entitled and (ii) to Buyer, by wire transfer, any excess funds delivered to Escrow Agent by Buyer.

           7.4 Recordation of Deed. Escrow Agent shall cause the deed to be recorded.

                                   ARTICLE VIII
                              BROKERAGE COMMISSION

           8.1 The parties each represent and warrant to the other that they have not dealt with any real estate brokers, salesmen or finders in connection with this transaction. If a claim for commissions in connection with this transaction is made by any broker, salesman or finder claiming to have dealt through or on behalf of one of the parties hereto ("Indemnitor"), Indemnitor shall indemnify, defend and hold harmless the other party hereunder ("Indemnitee"), and Indemnitee's officers, directors, agents and representatives, from and against all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney's fees and court costs at trial and all appellate levels) with respect to said claim for commissions. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section shall survive the Closing and any cancellation or termination of this Agreement.

                                   ARTICLE IX
                                      TITLE

           9.1 Within twenty (20) days after the Effective Date, Seller shall furnish Buyer a title insurance commitment ("Commitment") for the Phase II Land issued by First American Title Insurance Company ("Title Company") by Escrow Agent, as agent for the Title Company. Buyer with legible copies of all documents referred to in Schedule B-2, within thirty (30) days after the Effective Date may obtain a survey ("Survey") of the Phase II Land. If Buyer finds title to be unmarketable as determined in accordance with Florida law and the title standards of the Florida Bar, Buyer shall, no later than the last day of the Inspection Period, notify Thackeray in writing specifying the conditions to which Buyer objects; provided however, Buyer may not object to the Permitted Mortgages, as hereinafter defined and title to the Phase II Land shall be conveyed subject to the Permitted Mortgages which shall be Permitted Exceptions; with the "Permitted Mortgages" being (i) the Amended and Restated Mortgage, Assignment of Rents and Security Agreement (Thackeray Land) dated as of October 1, 2001 and recorded in Official Records Book 6361, Page 6208, Public Records of Orange County, Florida as modified of record and all security documents incident thereto (the "Loan B BOA Mortgage") and (ii) the Mortgage, Security Agreement, Financing Statement and Fixture Filing with Absolute Assignment of Rents and Leases made October 1, 2001 and recorded October 3, 2001 in Official Records Book 6361, Page 6334, Public Records of Orange County, Florida as modified of record and all security documents incident thereto (the "Canpartners Mortgage"). The conditions to which Buyer so timely objects (other than the Permitted Mortgages), are herein referred to as the "Buyer's Objections". The Permitted Mortgages, and any title or survey matters not objected to in writing by Buyer before the expiration of the Inspection Period shall be deemed waived and shall constitute "Permitted Exceptions", and Thackeray shall have no obligation to cure any such matters. In addition, Buyer shall have the right to object to any matters: (i) first appearing on Buyer's update of the Commitment after expiration of the Inspection Period and which are not caused by Buyer; or (ii) any survey matters not existing as of the date of the Survey and which are not caused by Buyer, and any such matters will be treated as title defects. If Buyer has given Thackeray timely written notice of Buyer's Objections and such matters other than the Permitted Mortgages render the title unmarketable, Thackeray may, by written notice to Buyer given within five (5) days after receipt of Buyer's Objections, notify Buyer of which of Buyer's Objections it intends to cure ("Thackeray's Title Notice"). Buyer shall have until the fifth (5th) business day after receipt of Thackeray's Title Notice, as its sole and exclusive remedy, to either: (i) proceed to Closing and accept the title "as is", without reduction in the Purchase Price and without claim against Sellers therefor, except as to matters which Thackeray has agreed to cure, or (ii) canceling this Agreement by written notice received by Thackeray within five (5) business days of Buyer's receipt of Thackeray's Title Notice, in which event the Escrow Agent shall thereafter return the Deposit to Buyer, whereupon all parties shall be released from all further obligations under this Agreement except as to matters which expressly survive the termination of this Agreement. If Buyer fails to terminate this Agreement within the time period provided therefor in the immediately preceding sentence, Buyer shall be deemed to have elected option (i) immediately above. At Sellers' option, the date of Closing may be extended for a period not to exceed thirty (30) days for purposes of eliminating title defects.

                                    ARTICLE X
                         CONDITIONS PRECEDENT TO CLOSING

           10.1 Sellers' Conditions. The following matters shall be conditions precedent to Sellers' obligation to close this transaction:

                      (a) Partner Approvals. Receipt by Sellers of the Partner Approvals as defined in Section 5.1(f) herein.

                      (b) Lender Approvals. Receipt by Sellers of the Lender Approvals as defined in Section 5.1(e) herein.

                      (c) Shareholders Approval. Approval of the transactions contemplated herein by the shareholders of Thackeray holding more than 50% of the common stock of Thackeray outstanding at the time of such approval, as required by Delaware law and the receipt by Thackeray of a "fairness opinion" satisfactory to its Board of Directors.

                      (d) Representations. There shall not be any material error, misstatement or omission in the representations or warranties of Buyer both as of the Effective Date and as of the Closing..

                      (e) Buyer's Performance. All promises and covenants of the Buyer described in this Agreement shall have been completely and timely performed in all material respects, and Buyer shall not be in default hereunder beyond any cure period.

           10.2 Buyer's Conditions. The following matters shall be conditions precedent to Buyer's obligation to close this transaction:

                      (a) Representations. There shall not be any material error, misstatement or omission in the representations or warranties of Sellers both as of the Effective Date and as of Closing.

                      (b) Sellers' Conditions. Those matters set forth in Sections 10.1(c) above shall have been satisfied.

                      (c) Casualty or Condemnation. Buyer shall not have exercised any final right of termination provided herein as a result of a casualty or condemnation, pursuant to Article 14 hereof.

                      (d) Sellers' Performance. All promises and covenants of the Sellers described in this Agreement shall have been completely and timely performed in all material respects, and Sellers shall not be in default hereunder beyond any cure period.

           10.3 Failure of Conditions. If any of the conditions set forth in
Section 10.1 (as to Sellers) excepting those under Section 10.1(d) and/or
Section 10.1(e) which Sellers elect to treat as a default of Buyer under Section
12.1 herein or if any of the conditions set forth in Section 10.2 (as to Buyer) excepting those under Section 10.2 (a) and Section 10.2(d) which Buyer elects to treat as a default of Sellers under Section 12.2 herein, are not satisfied or waived by such party, respectively, as of Closing (or such earlier date as specified above) then Buyer, as to Buyer's conditions and/or Sellers, as to Sellers' conditions, may elect by written notice to the other party, to terminate this Agreement. If this Agreement is so terminated, then the Deposit shall be refunded to Buyer, together with all interest thereon, whereupon the parties shall be released from any further rights or obligations hereunder.

                                    ARTICLE XI
                        PROPOSED ACQUISITION TRANSACTION.

           11.1 Proposed Acquisition Transaction. If Thackeray receives a proposal for an Acquisition Transaction and the Board of Directors of Thackeray determines in good faith that such Acquisition Transaction constitutes or is reasonably likely to lead to a Company Superior Proposal, Thackeray may (i) furnish information with respect to Thackeray and its subsidiaries to the person making such Acquisition Transaction (and its representatives) pursuant to a customary confidentiality agreement, and (ii) participate in discussions or negotiations with the person making the proposed Acquisition Transaction (and its representatives) regarding such proposed Acquisition Transaction.

           For purposes of this Agreement, "Acquisition Transaction" means any transaction involving a merger, consolidation, business combination, purchase or other acquisition or disposition of any material portion of the Assets or 50% of more of the capital stock of Thackeray other than the transactions contemplated by this Agreement.

           For purposes of this Agreement, "Company Superior Proposal" shall mean any offer made by a third party that if consummated would result in such person (or its shareholders) owning, directly or indirectly, 50% or more of the shares of Thackeray's common stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or 50% or more of the total consolidated assets of Thackeray, which the Board of Directors of Thackeray determines in good faith to be more favorable to the stockholders of Thackeray than the sale of the Assets (taking into account all the terms and conditions of such proposal and this Agreement).

           The Board of Directors of Thackeray shall not (i) (A) withdraw (or modify in a manner adverse to Buyer), or propose to withdraw (or modify in a manner adverse to Buyer), the approval, recommendation or declaration of advisability by the Board of Directors of this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Transaction (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow Thackeray or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Acquisition Transaction. Notwithstanding the foregoing, the Board of Directors of Thackeray may (I) make a Company Adverse Recommendation Change if such Board of Directors determines in good faith that it is advisable to do so in order to comply with its fiduciary duties to the stockholders of Thackeray under applicable law or (II) in response to a Company Superior Proposal, cause Thackeray to terminate this Agreement pursuant to Section 11.2; provided, however, that Thackeray shall pay to Buyer the Termination Fee as provided in Section 11.2 concurrent with the consummation of a Company Superior Proposal.

           Nothing contained in this Section 11.1 shall prohibit Thackeray from
(i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or
(ii) making any required disclosure to the stockholders of Thackeray if, in the good faith judgment of the Board of Directors of Thackeray (after consultation with outside counsel), failure to so disclose would constitute or is reasonably likely to lead to a violation of applicable law.

           11.2 Termination Fee. In the event that the Board of Directors of Thackeray makes a Company Adverse Recommendation Change, then this Agreement may be terminated by Buyer or Thackeray, upon notice to the other party. In the event that (a) this Agreement is terminated by Buyer or Thackeray pursuant to
Section 11.1 or Section 11.2, as the case may be, and (b) within twelve (12) months after such termination, Thackeray consummates a transaction that constitutes an Acquisition Transaction in the case of a termination pursuant to
Section 11.2 or a Company Superior Proposal in the case of a termination pursuant to Section 11.1, then Thackeray shall pay Buyer a fee equal to $150,000 (the "Termination Fee") by wire transfer of same-day funds. The Termination Fee shall be payable on the date of the consummation of an Acquisition Transaction or a Company Superior Proposal, as the case may be.

           Thackeray acknowledges and agrees that the agreements contained in this Article XI are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement.

                                   ARTICLE XII
                                     DEFAULT

           12.1 Buyer's Default. In the event that the Closing hereunder does not occur due to any breach or default of this Agreement by Buyer, the Sellers shall be entitled either to (a) retain the Deposit and any interest accrued thereon as its sole and exclusive remedy. In the event of any such breach or default by Buyer, Sellers shall give written notice of same to Buyer within ten
(10) business days from the date of the breach or the date that the breach is discovered and such notice shall indicate whether or not the Sellers have elected to terminate this Agreement with retention of the Deposit or are seeking specific performance. These remedies shall be Sellers' exclusive remedies for a default by Buyer.

           12.2 Seller's Default. (a) In the event that the Closing hereunder does not occur due to any breach or default of this Agreement by Sellers exclusive of any claim based on a Seller representation or warranty preclosing as to which the Buyer's sole remedy shall be as set forth in Section 12.2 (b) below, Buyer shall be entitled either to: (i) a refund of the Deposit and any interest thereon; or (ii) pursue an action for specific performance against the Sellers. In the event of any such breach or default by Sellers, Buyer shall give written notice of same to Sellers within ten (10) business days from the date of the breach or the date that the breach is discovered and such notice shall indicate whether or not the Buyer has elected to terminate this Agreement with a refund of the Deposit or is seeking specific performance; (b) If before closing Buyer discovers that there is a material error, misstatement or omission in the representations or warranties of Sellers in Section 13.1 or to be contained in the deed, the Partnership Interest Assignment, or in the Assignment of Land Related Rights as provided herein, Buyer's sole remedy shall be to terminate the Agreement and receive a refund of the Deposit as provided in Section 10.3 and, if Buyer so elects, to file an action against Thackeray within said thirty (30) days after any such termination of this Agreement for Buyer's damages resulting therefrom, but it is agreed that any judgment against Thackeray or recovery from Thackeray may not exceed One Hundred Thousand Dollars ($100,000.00) inclusive of attorneys' fees, court costs and other costs and expenses of litigation as said sum is a cap on Buyer's remedy and recovery (if such suit is not filed within said thirty (30) day period after the termination of this Agreement, Buyer shall not have any cause of action or remedy as to the foregoing representations and warranties); and (c) if within six (6) months after Closing, Buyer discovers that there is a material error, misstatement or omission in the representations or warranties of Sellers in Section 13.1 pertaining to the Phase II land only or contained in the deed, the Partnership Interest Assignment, or the Assignment of Land Related Rights, Buyer may, as its sole remedy, file an action against Thackeray within said six (6) months after Closing for Buyer's damages resulting therefrom, but it is agreed that any judgment against Thackeray or recovery from Thackeray may not exceed Six Hundred Thousand Dollars ($600,000.00) inclusive of attorneys' fees, court costs and other costs and expenses of litigation as said sum is a cap on Buyer's remedy and recovery. If such suit is not filed within said six (6) month period after Closing, Buyer shall not have any cause of action or remedy as to the foregoing representations and warranties. These remedies shall be Buyer's exclusive remedies for a default by Sellers

                                   ARTICLE XIII
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

           13.1 Representations of the Sellers. The Sellers hereby represent and warrant to Buyer, as set forth below. Each such representation and warranty shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, BUT SHALL NOT SURVIVE CLOSING EXCEPT THOSE PERTAINING TO THE PHASE II LAND SHALL SURVIVE FOR SIX (6) MONTHS AFTER CLOSING SUBJECT TO THE REMEDY LIMITATIONS IN SECTION 12.2(C) HEREIN.:

                      (a) Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, authorized to do business in the State of Florida with full power and authority to own its properties and assets and to conduct its business as now conducted. Upon receipt of the Shareholder Approval, Sellers have full company power and authority to enter into this Agreement and consummate the transactions described herein. Thackeray has been advised that Odyssey Partners, L.P. and The Peter Jay Sharp Foundation (together owning a majority of the outstanding shares of Thackeray) intend to vote in favor of the transactions described herein. The execution and delivery of this Agreement, and the sale, transfer and other actions contemplated hereby will, upon receipt of the Shareholder Approval, have been duly authorized by the board of directors and shareholders of the Sellers, which are the only corporate approvals required of the Sellers. The Board of Directors of each Seller has approved the transactions described herein. Upon receipt of the Lender Approvals and the Partner Approvals, neither the execution and delivery of this Agreement nor the consummation of the transactions described herein constitute a violation or breach of any applicable law or of the certificate of incorporation of the Sellers, or any provision of any contract or instrument to which the Sellers are a party or by which they are bound, or any order, writ, injunction, decree or judgment applicable to them, or constitute a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or agreement to which the Sellers are a party or by which they are bound.

                      (b) Actions Pending. Except for those matters set forth on
           Schedule 12.1(b) attached hereto (the "Pending Matters") (i) there are no actions, suits, proceedings or claims pending or (to Sellers' Knowledge, as hereinafter defined) threatened against the Assets or Sellers, (ii) the Sellers are not (to Sellers' Knowledge) the subject of any pending or threatened investigation relating to any aspect of the Partnership, the Project, or the Phase II Land by any federal, state or local governmental agency or authority; and (iii) the Sellers and the Phase II Land are not and have not been (to Sellers' Knowledge) the subject of any formal or informal complaint, investigation or inspection by any federal, state or local authority.

                      (c) Authority. Upon receipt of the Lender Approvals, the Partner Approvals and the Shareholder Approval, compliance with the terms and conditions of this Agreement will not (i) violate or conflict with any provision of the Partnership Agreement or any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restrictions of any government, governmental agency, or court to which the Sellers are subject, or (ii) result in the breach or termination of any provision of, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, require any notice or constitute a breach or default under any note, bond, indenture, lease, agreement, or other instrument or obligation to which the Sellers are a party or by which any of the properties or assets of the Sellers may be subject or bound.

                      (d) Condemnation. There are no pending, or to Sellers' Knowledge threatened, condemnation, eminent domain, or similar proceedings affecting or relating to the Phase II Land, nor, to Sellers' Knowledge, are any such proceedings contemplated by any governmental authority.

                      (e) Interest Encumbrance. The Interest will be assigned to Buyer free and clear of all third party liens, claims and encumbrances created by Sellers excepting the interest of the Mezzanine Lender to whom the Interest has been pledged.

                      (f) Property. Sellers have not received any written notices, advisements, or other written information from governmental authorities or others to the effect that the Phase II Land is not in compliance with all applicable laws, statutes, ordinances, approvals and legal requirements, or that any of the Property Information, as defined in Section 13.2(d), is not true and correct, or that there is any contaminant or hazardous or toxic material on, emanating from or crossing the Phase II Land. Further, Sellers have no actual knowledge of any unrecorded Agreement concerning the development of the Phase

           II Land which is binding upon Buyer or the Phase II Land exclusive of the loan documents secured by the Permitted Mortgages and any agreements with the Partnership.

                      (g) No Misrepresentations. To the best of Seller's Knowledge, the representations and warranties above made by the Seller in this Section are true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects as of the Closing Date. If at any time after the date hereof and prior to the Closing Sellers becomes aware of or has notice of any facts or circumstances rendering any of the foregoing representations and warranties, in whole or in part untrue in any material respect, Sellers shall promptly notify Buyer thereof.

                      (h) Seller's Knowledge. "Seller's Knowledge," as used herein shall mean and refer to the actual knowledge of Martin J. Rabinowitz or Jules Ross.

           13.2 Buyer's Representations and Warranties. The Buyer hereby represents and warrants to the Sellers as set forth below. Each such representation and warranty shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, and shall survive Closing for a period of six (6) months:

                      (a) Buyer. Buyer is a limited partnership duly organized, in good standing, and authorized to do business in the State of Florida. The execution, delivery and performance of this Agreement by Buyer has been duly authorized, and this Agreement is binding on Buyer and enforceable against Buyer in accordance with its terms. No consent of any other person or entity to such execution, delivery and performance is required. This Agreement is validly executed and delivered to Sellers and the performance by Buyer hereunder does not violate (i) any agreements or contracts to which Buyer is a party, or
           (ii) any judgment, order injunction, decree, regulation or ruling of any court or other governmental authority to which Buyer is subject.

                      (b) Investigation. Buyer has previously reviewed and considered the nature of this transaction, has investigated and will be given the further opportunity to investigate the Assets and all aspects of the transaction. If Buyer does not terminate this Agreement by the end of the Inspection Period as set forth in Article 4 hereof, Buyer shall be deemed to have determined that the Assets are satisfactory to Buyer in all respects and that Buyer is purchasing the Assets in "AS IS" condition except for the specific representations and warranties of Seller set forth herein. Buyer acknowledges and agrees that (i) the Purchase Price was specifically negotiated on the basis of an "AS IS" transaction, and (ii) the "AS IS" nature of the transaction was a material inducement for Sellers to enter into this Agreement. Buyer has and will rely solely on Buyer's own independent investigations and inspections, and Buyer has not relied and will not rely on any representation of Sellers, or Sellers' employees, agents or consultants other than as expressly set forth in this Agreement. Sellers have made no representations, are not willing to make any representations, nor held out any inducements to Buyer other than those (if any) exclusively set forth in this Agreement; and Sellers are not and shall not be liable or bound in any manner by any express or implied warranties, guaranties, statements, representations or information pertaining to the Partnership, the Project or the Assets, except as may be specifically set forth in this Agreement.

                      (c) Actions Pending. There is not now pending or threatened any action, suit or proceeding before any court, governmental agency or body which might result in any adverse change in the condition, financial or otherwise, business, prospects, revenues or income of the Buyer or that might adversely affect the assets of the Buyer in a manner which would or could adversely effect Buyer's ability to consummate this transaction.

                      (d) Property Information. Except as otherwise provided herein, Buyer hereby acknowledges and agrees that any title commitment, survey, report, environmental audit, approval, appraisal or other document relating to the Phase II Land or the Assets prepared by any third party and provided to Buyer pursuant to the terms hereof or previously supplied to Buyer (collectively the "Property Information") is without representation or warranty of any kind whatsoever, either express or implied, and is without recourse to Sellers with respect to the accuracy of any information or statements contained therein excepting Buyer's right to, preclosing, terminate the Agreement and receive a refund of the Deposit as provided in Section 10.3 and Section 12.2(b) and Buyer's right, postclosing, to pursue its remedy under Section 12.2(c), subject to the limitations therein. Buyer acknowledges that Buyer has been advised not to rely upon the Property Information without making an independent investigation or inquiry as to the accuracy of such information or statements. The Buyer hereby absolutely and unconditionally waives any and all rights Buyer may have against Sellers relating to the Property Information and hereby releases Sellers from all liability which may arise in connection therewith excepting Buyer's right to, preclosing, terminate the Agreement and receive a refund of the Deposit as provided in Section 10.3 and
           Section 12.2(b) and Buyer's right, postclosing, to pursue its remedy under Section 12.2(c), subject to the limitations therein.

                                   ARTICLE XIV
                                  CONDEMNATION

           14.1 Condemnation. In the event of the institution of any proceeding, judicial, administrative or otherwise, relating to the taking of all or a material portion of the Phase II Land by eminent domain, condemnation or otherwise, prior to the Closing Date, Buyer and Sellers shall have the right and option to terminate this Agreement by giving written notice to such effect at any time after receipt of notification of such occurrence. In the event of such termination, the Deposit and any accrued interest thereon shall be returned to Buyer and the parties shall be released from any further rights or obligations hereunder. In the event Buyer and Sellers do not elect to terminate this Agreement and proceed to Closing or in the event of a non-material taking, Buyer shall be entitled to a credit at Closing for any condemnation proceeds actually received by Sellers prior to Closing but there shall be no other adjustment to the Purchase Price and Buyer shall be entitled to the receipt of any condemnation proceeds, if any, delivered after Closing. A taking shall be deemed to be of a "material" part of the Phase II Land only if such taking involves either: (i) the taking of more than 10% of the Phase II Land; or (ii) elimination of the current methods of ingress and egress to the Phase II Land for automobiles from adjacent streets.

                                   ARTICLE XV
                                     NOTICES

           15.1 Time of Delivery: Addresses. Unless otherwise specifically provided in this Agreement, all notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been given if delivered by hand, or by facsimile provided that the sending party obtains written confirmation of receipt, or sent by recognized overnight courier (such as Federal Express) or mailed by certified or registered mail, return receipt requested, in a postage prepaid envelope, and addressed as follows:

            TO BUYER:              EST ORLANDO, LTD.
                                   c/o Mr. Lothar Estein
                                   Estein & Associates, USA, Ltd.
                                   5211 International Drive
                                   Orlando, Florida  32819
                                   Phone: (407) 354-3307
                                   Fax: (407) 354-3243

            With a Copy to:        Dean Vegosen, Esq.
                                   Boose Casey Ciklin Lubitz
                                   Martens McBane & O'Connell
                                   515 N. Flagler Drive, 185h Floor
                                   West Palm Beach, Florida  33401
                                   Phone: (561) 832-5900
                                   Fax: (561) 820-0389

            TO SELLERS:            Thackeray Corporation
                                   350 Fifth Avenue, Suite 2723
                                   New York, New York 10118
                                   Attn: Martin Rabinowitz, President
                                   Phone: (212) 564-3393
                                   Fax: (212) 564-3394

                                   Brennand-Paige Industries, Inc.
                                   350 Fifth Avenue, Suite 2723
                                   New York, New York 10118
                                   Attn: Martin Rabinowitz, Chairman
                                   Phone: (212) 564-3393
                                   Fax: (212) 564-3394

            With a Copy to:        Shutts & Bowen LLP
                                   201 South Biscayne Boulevard, Suite 1500
                                   Miami, Florida 33131
                                   Attn: Gary J. Cohen, Esq.
                                   Phone: (305) 347-7308
                                   Fax: (305) 347-7808

            TO ESCROW AGENT:       Shutts & Bowen LLP
                                   201 South Biscayne Boulevard, Suite 1500
                                   Miami, Florida 33131
                                   Attn: Gary J. Cohen, Esq.
                                   Phone: (305) 347-7308
                                   Fax: (305) 347-7808

           Notices personally delivered, sent by telecopy or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given three (3) days after deposit in the U.S. mail. Attorneys may send notices on behalf of their respective clients.

                                   ARTICLE XVI
                               ASSIGNMENT BY BUYER

           Buyer shall not be entitled to assign its rights hereunder, except to an "affiliate" of Buyer, without the prior written consent of Sellers, which may be given or withheld in Sellers' sole discretion. "Affiliate" of a specified person or entity for the purposes of this paragraph, means a person or entity which (either directly or indirectly, through one or more intermediaries) controls, is under common control with or is controlled by, the specified person or entity. For purposes of this definition, control of a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through ownership of voting securities, the ability to appoint one or more of an entity's trustees, directors or persons in a similar capacity, or otherwise.

                                  ARTICLE XVII
                                  ESCROW AGENT

           17.1 Conflicting Instructions. Upon receipt of any conflicting instructions, Escrow Agent shall have the right to take no further action until otherwise directed, either by the parties' mutual written instructions or a final order or judgment of a court of competent jurisdiction. Escrow Agent shall not release the Deposit to one party (the "Demanding Party") unless the other party shall have received written notice from Escrow Agent stating that the Deposit will be released to the Demanding Party and if such other party does not object within five (5) business days after receipt of such notice.

           17.2 Liability. Buyer and Sellers, jointly and severally, do hereby agree to indemnify and hold the Escrow Agent harmless of and from any and all liabilities, costs, expenses and claims of any nature whatsoever, by reason of or arising out of any act taken or omitted by Escrow Agent hereunder, except in the case of Escrow Agent's gross negligence or willful misconduct.

           17.3 Interpleader. Escrow Agent shall have the absolute right, at its election, to file an action in interpleader requiring the parties to answer and litigate their claims and rights among themselves and Escrow Agent is authorized to deposit with the Clerk of the Court all documents and funds held in this escrow.

           17.4 Legal Representation. In the event of any dispute between the parties arising out of this Agreement, the fact that Escrow Agent is acting in the capacity of an escrow agent pursuant to this Agreement shall not prohibit Escrow Agent from representing Sellers in a legal capacity regarding this Agreement.

                                 ARTICLE XVIII
                               GENERAL PROVISIONS

           18.1 Attorney's Fees. Each party will pay the costs and expenses of its own legal counsel incurred in connection with the preparation and review of this Agreement.

           18.2 Business Days. If the (i) stated Closing Date or (ii) last day for performance of an act falls upon a day which is a Saturday, Sunday or legal holiday, the Closing Date or such last day, as the case may be, shall be extended to 5:00 p.m. of the next regular business day.

           18.3 Recordation. Neither this Agreement nor any memorandum thereof or reference thereto may be recorded in any public records in the State of Florida.

           18.4 Waiver. No waiver, modification or discharge of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

           18.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement and signatures transmitted by telecopy shall be treated as originals for the purpose of binding the parties hereto .

           18.6 Survival of Provisions. Unless expressly set forth herein, the terms and provisions of this Agreement shall not survive the Closing and such terms and provisions shall be deemed merged in the Assignment and Assumption of Partnership Interest and deed delivered at Closing and extinguished at Closing.

           18.7 Captions. Captions and paragraph headings in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement. In construing this Agreement, the singular shall be held to include the plural, the plural shall be held to include the singular, the use of any gender shall be held to include every other and all genders.

           18.8 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior and contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement.

           18.9 Successors. All terms of this Agreement shall be binding upon and inure to the benefit of the parties and their respective administrators or executors, successors and permitted assigns.

           18.10 Effective Date. The Effective Date of this Agreement shall be the date set forth on page 1 hereof.

           18.11 Severability. If any part of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. Notwithstanding the foregoing, nothing in this
Section 19.11 or elsewhere in this Agreement shall be construed to permit the purchase and sale of less than all the Assets.

           18.12 Governing Law and Venue. This Agreement and all transactions contemplated by this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Venue of all proceedings in connection herewith shall be exclusively in Orange County, Florida, and each party hereby waives whatever their respective rights may have been in the selection of venue.

           18.13 Negotiations. All of the parties to this Agreement have participated fully in the negotiation and preparation hereof, and, accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

           18.14 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any term hereof.

           18.15 Radon Gas. Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon testing may be obtained from your county public health unit. To the best of Sellers' knowledge, levels of radon at the Project, if any, do not exceed federal or state guidelines.

           18.16 Time is of the Essence. Time shall be of the essence for each and every provision of this Agreement

           18.17 Further Assurance. Buyer and Sellers shall, at all relevant times, execute such other and further documents or instruments (including, applications and forms necessary or required to be submitted to any applicable governmental agencies) as may be necessary or appropriate to effectuate the terms of this Agreement. This provision shall survive the Closing of this transaction.

           18.18 Investment Only. Buyer represents and warrants to Sellers that the Interest is being acquired solely for the account of Buyer for investment purposes, and is not being purchased for resale or with a view of any distribution within the meaning of the Securities Act of 1933, as amended, or any applicable securities law of any state or other jurisdiction. The offer and sale of the Interest has not been registered under the Securities Act of 1933, as amended or the securities laws of any state and the Partnership Interest is being offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933 and state securities laws.

           18.19 Signatures. Electronically transmitted signatures, including by telephone and e-mail, shall be deemed to be originals and shall be binding as such.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           BUYER:

                                           EST ORLANDO, LTD., a Florida
                                           limited partnership

                                           By: EST ORLANDO CORPORATION, a
                                           Florida corporation, its general
                                           partner

                                           By: /s/Lothar Estein
                                               -------------------------------
                                               Lothar Estein, President

                                           SELLERS:

                                           BRENNAND-PAIGE INDUSTRIES, INC.,
                                           a Delaware corporation

                                           By: /s/ Jules Ross
                                               -------------------------------
                                               Jules Ross, President



                                           THACKERAY CORPORATION, a Delaware
                                           corporation

                                           By: /s/ Jules Ross
                                               -------------------------------
                                               Jules Ross, Vice President

                             AMENDMENT TO AGREEMENT
                             ----------------------

           THIS AMENDMENT TO AGREEMENT (the "Amendment") made as of the 1st day of September, 2004 by and between by and between BRENNAND-PAIGE INDUSTRIES, INC., a Delaware corporation, ("Brennand") and THACKERAY CORPORATION, a Delaware corporation ("Thackeray") (Brennand and Thackeray sometimes individually referred to as a "Seller" and sometimes collectively referred to as the "Sellers") and EST ORLANDO, LTD. a Florida limited partnership ("Buyer");

                               W I T N E S S E T H

           WHEREAS, Sellers and Buyer entered into an Agreement For Purchase and Sale with an Effective Date of July 23, 2004 (the "Agreement"); and

           WHEREAS, Seller and Buyer are desirous of amending the Agreement in certain respects.

           NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the parties hereto agree as follows:

           1. Definitions. Any capitalize terms herein not defined herein shall have the meaning ascribed thereto in the Agreement.

           2. Allocation of the Purchase Price. Section 2.1 of the Agreement is modified to change the last sentence thereof to read "The Purchase Price shall be allocated $250,000.00 to the sale of the Interest, and $6,000,000.00 to the sale of the Phase II Land."

           3. Modification of Section 4.1. Section 4.1 of the Agreement is modified to (i) delete "on the forty-fifth (45th) day after the Effective Date" and substitute, in lieu thereof, "on September 20, 2004" and (ii) add to the end of such section, the following: "Notwithstanding the foregoing in this section, Buyer's right to terminate this Agreement under the provisions of this section shall be limited to a failure to obtain the Lender Approvals and/or the Partner Approvals during the Inspection Period and for no other reason."

           4. Counterparts/Signature by Facsimile. This Amendment may be executed in multiple counterparts with any counterpart or grouping of counterparts containing the signatures of all parties to constitute a whole and an original of this Agreement and a facsimile signature shall be deemed an original.

           IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                                              SELLERS:

                                              BRENNAND-PAIGE INDUSTRIES, INC.,
                                              a Delaware corporation

                                              By:  /s/  Martin J. Rabinowitz
                                                  ------------------------------


                                              THACKERAY CORPORATION, a Delaware
                                              corporation

                                              By: /s/  Martin J. Rabinowitz
                                                  ------------------------------

                                         BUYER:

                                         EST ORLANDO, LTD., a Florida limited
                                         partnership

                                         By: EST ORLANDO CORPORATION, a Florida
                                         corporation, its general partner


                                         By: /s/  Lothar Estein
                                             -----------------------------------
                                             Lothar Estein, President

                          SECOND AMENDMENT TO AGREEMENT
                          -----------------------------

           THIS SECOND AMENDMENT TO AGREEMENT (the "Second Amendment") made as of the 14th day of September, 2004 by and between by and between BRENNAND-PAIGE INDUSTRIES, INC., a Delaware corporation, ("Brennand") and THACKERAY CORPORATION, a Delaware corporation ("Thackeray") (Brennand and Thackeray sometimes individually referred to as a "Seller" and sometimes collectively referred to as the "Sellers") and EST ORLANDO, LTD. a Florida limited partnership ("Buyer");

                               W I T N E S S E T H

           WHEREAS, Sellers and Buyer entered into an Agreement For Purchase and Sale with an Effective Date of July 23, 2004 and amended the same in an Amendment to Agreement (the "First Amendment") made as the 1st day of September 2004 ( collectively, the "Agreement"); and

           WHEREAS, Seller and Buyer are desirous of further amending the Agreement in certain respects.

           NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the parties hereto agree as follows:

           1. Definitions. Any capitalize terms herein not defined herein shall have the meaning ascribed thereto in the Agreement.

           2. Modification of Section 4.1. Section 4.1 of the Agreement is modified to (i) delete "on September 20, 2004" and to substitute, in lieu thereof, "on the 4th day of October, 2004" and (ii) to modify the last sentence of the section added by the First Amendment by deleting the period at the end thereof and adding the following language: "provided, however, that from and after September 21, 2004, Buyer's right to terminate this Agreement under the provisions of this section shall be limited to a failure to obtain the Lender Approvals during the Inspection Period and for no other reason."

           3. Counterparts/Signature by Facsimile. This Second Amendment may be executed in multiple counterparts with any counterpart or grouping of counterparts containing the signatures of all parties to constitute a whole and an original of this Second Amendment and a facsimile signature shall be deemed an original.

           IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.

                                              SELLERS:

                                              BRENNAND-PAIGE INDUSTRIES, INC.,
                                              a Delaware corporation


                                              By:  /s/  Martin J. Rabinowitz
                                                   -----------------------------



                                              THACKERAY CORPORATION, a Delaware
                                              corporation

                                              By:  /s/  Martin J. Rabinowitz
                                                   -----------------------------

                                         BUYER:

                                         EST ORLANDO, LTD., a Florida limited
                                         partnership

                                         By: EST ORLANDO CORPORATION, a Florida
                                         corporation, its general partner


                                         By: /s/  Lothar Estein
                                             -----------------------------------
                                             Lothar Estein, President

                          THIRD AMENDMENT TO AGREEMENT
                          ----------------------------

           THIS THIRD AMENDMENT TO AGREEMENT (the "Third Amendment") made as of the 4th day of October, 2004 by and between by and between BRENNAND-PAIGE INDUSTRIES, INC., a Delaware corporation, ("Brennand") and THACKERAY CORPORATION, a Delaware corporation ("Thackeray") (Brennand and Thackeray sometimes individually referred to as a "Seller" and sometimes collectively referred to as the "Sellers") and EST ORLANDO, LTD. a Florida limited partnership ("Buyer");

                               W I T N E S S E T H

           WHEREAS, Seller and Buyer entered into an Agreement For Purchase and Sale with an Effective Date of July 23, 2004 and amended the same by a Amendment to Agreement (the "First Amendment") made as of September 1, 2004 and by a Second Amendment to Agreement (the "Second Amendment") made as of September 14, 2004 (collectively, the "Agreement"); and

           WHEREAS, Seller and Buyer are desirous of further amending the Agreement in certain respects.

           NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the parties hereto agree that the Agreement is further amended as follows:


           1. Definitions. Any capitalized terms in this Third Amendment not defined herein, shall have the meaning ascribed thereto in the Agreement.

           2. Closing Date. Section 3.1 of the Agreement is modified to read, in its entirety, as follows: "The purchase and sale of the Assets shall be completed through a closing which shall occur at the offices of the Sellers' attorney on a date (the "Closing" or "Closing Date") which is the later of (x) five (5) Business Days after receipt of the "Shareholder Approval" as defined in
Section 5.2(h) herein and (y) if Buyer does not terminate the Agreement on or before December 23, 2004 as permitted in Section 4.1 of the Agreement , as modified herein, due to a failure to obtain the "Lender Approvals" as defined in
Section 5.1(e) herein, five (5) Business Days after the earlier of the receipt of such Lender Approvals and December 23, 2004; provided however, in no event shall the Closing be later than December 31, 2004 unless Seller does not have the Shareholder Approval by December 20, 2004 due to delays related to compliance with SEC requirements pertaining to said approval and elects, by written notice to Buyer, on or before December 23, 2004, to extend the December 31, 2004 date until the earlier of five (5) business days after receipt of such Shareholder Approval and February 27, 2005. Seller will file the proxies for Shareholder Approval with the SEC by October 31, 2004."

           3. Modification of Section 4.1. Section 4.1 of the Agreement as previously modified is further modified to delete "on the 4th day of October, 2004" and to substitute, in lieu thereof, "on December 23, 2004".

           4. Counterparts/Signature by Facsimile. This Third Amendment may be executed in multiple counterparts with any counterpart or grouping of counterparts containing the signatures of all parties to constitute a whole and an original of this Third Amendment and a facsimile signature shall be deemed an original.

           IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first set forth above.



                                               SELLERS:

                                               BRENNAND-PAIGE INDUSTRIES, INC.,
                                               a Delaware corporation


                                               By:  /s/  Martin J. Rabinowitz
                                                    ----------------------------


                                               THACKERAY CORPORATION, a Delaware
                                               corporation

                                               By:  /s/  Martin J. Rabinowitz
                                                    ----------------------------

                                          BUYER:

                                          EST ORLANDO, LTD., a Florida limited
                                          partnership

                                          By: EST ORLANDO CORPORATION, a Florida
                                          corporation, its general partner


                                          By:   /s/  Lothar Estein
                                                --------------------------------
                                                Lothar Estein, President

                                                                       Exhibit 2


                 PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF

                              THACKERAY CORPORATION


           This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Thackeray Corporation, a Delaware corporation (the "Company"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and Sections 331, 336 and 346(a) of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

           1. The Board of Directors of the Company (the "Board of Directors") has adopted this Plan and called a meeting (the "Meeting") of the holders of the Company's Common Stock to take action on the Plan and ratify the Company's actions taken to date on the Plan. If stockholders holding a majority of the Company's outstanding common stock, par value $0.01 per share (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

           2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

           3. From and after the Adoption Date, the Company shall complete the following corporate actions: The Board of Directors will liquidate the Company's assets in accordance with any applicable provision of the DGCL, including Sections 280 and 281. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at it option, instruct the officers of the Company to follow the procedures set forth in Sections 280 and 281 of the DGCL which instruct such officers to: (i) give notice of the dissolution to all persons having a claim against the Company and provide for the rejection of any such claims in accordance with Section 280 of the DGCL; (ii) offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL;
(iii) petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (A) claims that are the subject of pending litigation against the Company, and (B) claims that have not been made known to the Company at the time of dissolution, but are likely to arise or become known within five (5) years (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL; (iv) pay, or make adequate provision for payment, of all claims made against the Company and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan in accordance with Section 280 of the DGCL; and (v) post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL.

           4. Any distribution to the stockholders pursuant to Section 3 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Company's stockholders, the Board of Directors, in its absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution or
(iii) the date on which the Company files with the Secretary of State of the State of Delaware its Certificate of Dissolution (the "Certificate of Dissolution") under the DGCL (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

           5. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

           6. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Certificate of Dissolution in accordance with the DGCL.

           7. Under this Plan, the Board of Directors may approve the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions.

           8. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

           9. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder, including seeking an extension in time and coverage of the Company's insurance policies currently in effect.

           10. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company's stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

           11. The Board of Directors of the Company is hereby authorized, without further action by the Company's stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                                                       Exhibit 3


                   [Letterhead of Houlihan Valuation Advisors]



October 13, 2004


To the Board of Directors
Thackeray Corporation
350 Fifth Avenue
Suite 2723
New York, NY  10118




Gentlemen:

We understand that a transaction is contemplated (the "Transaction") whereby EST Orlando, Ltd. ("EST") will purchase the 35.0 percent general partner interest in BT Orlando Limited Partnership (the "Partnership") held by Brennand-Paige Industries, Inc. ("BPI"), a wholly-owned subsidiary of Thackeray Corporation ("Thackeray" or the "Company"), and the 78.18 acres of undeveloped land located in Orlando, Florida owned by the Company (the "Orlando Property") for a purchase price of $6,250,000 in cash. You have requested our opinion (the "Opinion") as to the fairness of the Transaction to the public shareholders of Thackeray from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. Reviewed audited financial statements for the Partnership for the five years ended December 31, 2003, as well as unaudited financial statements for the Partnership for the six month period ended June 30, 2004;

2. Reviewed audited financial statements for the Company for the five years ended December 31, 2003, as well as unaudited financial statements for the Company for the six month period ended June 30, 2004;

3. Reviewed the Amended and Restated Agreement of Limited Partnership for the Partnership, dated August 1, 2001;

Board of Directors, Thackeray Corporation
October 13, 2004


4. Reviewed certain documentation related to the Transaction, including, but not limited to, the Agreement for Purchase and Sale between BPI, Thackeray and EST, dated July 23, 2004, and the amendments thereto, dated September 1, 2004, September 14, 2004, and October 4, 2004;

5. Met with representatives of both the Company and the Partnership to discuss the history and nature of the Partnership, its current status and future prospects, and other matters pertinent to our analysis;

6. Toured the Festival Bay shopping mall in Orlando, Florida, which is the Partnership's primary asset;

7.   Had discussions with the listing real estate broker for the Orlando
     Property;

8.   Reviewed recent offers to purchase the Company's Orlando Property;

9. Reviewed financial projections for the Partnership, prepared by Partnership representatives, for the years ended December 31, 2005 and 2006, at various levels of assumed occupancy;

10. Reviewed certain publicly available data, including information related to the Orlando real estate market; and

11. Conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have assumed that there has been no material change in the assets, financial condition, business or prospects of the Partnership since the date of the most recent financial statements made available to us. We have not been requested to, and did not, solicit third party indications of interest in acquiring the Company's interest in the Partnership or the Orlando Property.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company or the Partnership and do not assume any responsibility with respect to it. We have not independently appraised any of the properties or assets of the Partnership. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based on the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the common stockholders of Thackeray Corporation from a financial point of view.

This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent, subject to the provisions of our engagement letter. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and subject to the understanding that the obligations of HVA in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

HOULIHAN VALUATION ADVISORS
/s/  Houlihan Valuation Advisors

                                                                       Exhibit 4

                             THACKERAY CORPORATION

                                 ANNUAL REPORT

                                      2003

THE COMPANY

     Thackeray Corporation is a Delaware corporation which holds an investment in a real estate partnership.

                                                           THACKERAY CORPORATION

DEAR STOCKHOLDER:

     Thackeray's principal investment is in the Joint Venture (JV) it entered into in 1996 with Belz Enterprises to develop Thackeray's Orlando, Florida acreage. Development and construction of the initial phase of the JV -- Festival Bay, an approximately 925,000 sq.ft. retail/entertainment center residing on 140 acres of the Orlando Property -- commenced in 1998. The first anchor tenant, a Cinemark 20 screen movie theatre, opened in December 1999. Sporting goods retailer, Bass Pro, opened its 163,000 sq.ft. facility in June 2000 and a 50,000 sq.ft. Van's Skatepark opened in January 2002. By December 31, 2003, approximately 60% of the planned 925,000 sq.ft. were leased. As at March 22, 2004 approximately 610,000 sq.ft. were leased.

     For their third year in a row two of the anchor tenants, Bass Pro and Cinemark, experienced significant year-to-year increases in volume while Van's sales remained constant. Rental activity remained sluggish, although some pick-up was experienced after the Spring 2003 official opening of Festival Bay. A slow down in Orlando rental activity started in early 2001 and worsened in the wake of 9/11 and the consequent reduction in Florida tourism. Orlando theme park attendance and hotel occupancy rates were virtually unchanged in 2003 and have yet to return to pre-2001 levels.

     Although tenants at Festival Bay which have been open for over one year, have experienced fairly strong sales, it is critical to the project's success that it lease up in accordance with projections. Failure to do so could have a substantial adverse effect on the viability of the project. The immediate problem the Joint Venture is facing, other than the slow pace of its leasing activity, is to satisfy certain November 2004 loan covenant requirements for the extension of the loan beyond January 2, 2005. Thackeray's other asset is a 78-acre tract adjacent to Festival Bay which is pledged to secure the mortgages encumbering Festival Bay. Thackeray has a limited cash balance on hand and its ability to raise additional cash is restricted because of the security pledge of the 78-acre tract.

                                        Very truly yours,

                                        [/s/ Martin J. Rabinowtiz]

                                        MARTIN J. RABINOWITZ
                                        Chairman of the Board

New York, New York
March 22, 2004

SELECTED FINANCIAL DATA
FIVE YEAR SUMMARY

     The following tabulation presents selected financial data for Thackeray for each of the five years in the period ended December 31, 2003 (amounts stated in thousands except for per share data):

                                             2003     2002      2001      2000      1999
                                             ----     ----      ----      ----      ----
Real estate revenues.....................   $  --    $   --    $   --    $   --    $   837
Net income (loss)........................     (383)   (1,349)   (3,552)   (2,491)       89
Net income (loss) per share..............     (.07)     (.26)     (.70)     (.49)      .02
Total assets.............................    3,310     3,978     5,183     8,907    11,433
Real estate assets.......................    1,951     1,951     2,506     4,004     6,255
Stockholders' equity.....................    3,226     3,609     4,805     8,510    11,001

     No dividends were declared on Thackeray's common stock during the period covered by this tabulation.

QUARTERLY FINANCIAL DATA (UNAUDITED)

     Financial data for interim periods were as follows (amounts stated in thousands except for per share data):

                                              MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                                              --------    -------    ------------    -----------
2003
  Real estate revenues......................   $ --        $ --         $ --            $ --
  Loss from real estate.....................     --          --           --              --
  Net income (loss).........................    (134)       (186)        (164)            101
  Net income (loss) per share...............    (.03)       (.04)        (.03)            .03
2002
  Real estate revenues......................   $ --        $ --         $ --            $ --
  Loss from real estate.....................    (638)       (162)         --               92
  Net loss..................................    (670)       (341)        (170)           (168)
  Net loss per share........................    (.13)       (.07)        (.03)           (.03)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     The Company believes that its current cash balance will be sufficient to fund its requirements for the balance of 2004. Unless the Company is able to obtain a cash infusion through the sale of assets or third party debt or equity financing, however, most, if not all, of the Company's cash balance will be depleted during 2005.

     As more fully described in Note 2, in September 1999, the Company's real estate partnership closed $40 million of construction financing and simultaneously the Company deeded 140 acres of its Orlando, Florida property with a basis of $3.471 million to the BT Orlando Limited Partnership (the "Partnership"). The Company also pledged its remaining contiguous 78 acres as additional collateral to secure the construction loan.

     As further discussed in Note 2, in October 2001, the $40 million construction loan was refinanced and additional financing was obtained by the real estate Partnership as part of a third party debt financing of $104,300,000. In connection with the financing, Thackeray contributed an additional $1,750,000 to the real estate Partnership. In addition, the partnership agreement was materially revised and amended to provide for certain adjustments in the economic rights and obligations of the partners.

     The Partnership has incurred net losses and negative operating cash flows since the inception of operations in 1999, as the project has experienced limited operating activity. Accordingly, as of December 31, 2002, Thackeray's balance of its investment in and advances to the Partnership was reduced to zero, thereby reflecting the Company's proportionate share of the Partnership's losses. Pursuant to the terms of the partnership agreement, the Company is not required to provide additional funding to the Partnership for any development cost overruns or any operating deficits.

     At December 31, 2003, the Company had no commitments for capital expenditures.

     We expect rental activity for the Partnership to remain sluggish pending an economic recovery and an increase in Orlando tourism to pre-9/11 levels.

     The Partnership was in default of provisions of its credit agreement as amended which required certain annualized operating income and small store lease levels be achieved by October 2003. The lenders under the credit agreement and the mezzanine lender waived such defaults and an amendment to such provisions was agreed to in January 2004. The amendment extends the maturity date of the credit agreement and that of the $10,000,000 mezzanine loan from October 1, 2004 to January 2, 2005, but provides for an additional extension of 1 year to January 2, 2006 if, by November 30, 2004, the Partnership is receiving monthly base rent from signed leases of $800,000 and has achieved an 80% occupancy rate from tenants open for business. The Partnership is unlikely to satisfy both of the November 30, 2004 requirements.

OFF BALANCE SHEET ARRANGEMENT

     As mentioned above, the Company pledged its 78 acres, which are contiguous to the Partnership's 140 acres, as additional collateral to the Partnership's loan. The 78 acres, at an historical cost of $1.95 million, represent the most significant asset on the Company's balance sheet and would be at risk in the event of a loan default by the Partnership. Pursuant to the terms of the partnership agreement, the Company has also provided certain indemnification and contribution rights to the extent of its 35% ownership interest in the Partnership to the guarantors of the loan in the event that the guarantors are required to perform under the guaranty agreement and the assets that secure the loan are not sufficient to satisfy the Company's pro rata share of the obligation to the guarantors. The mezzanine loan is secured by a pledge of the partners' ownership interest in the Partnership, and the stock of the Belz general partner. See footnote 2 to the Notes to Consolidated Financial Statements contained in this Report for additional information.

DISCLOSURE OF CONTRACTUAL OBLIGATIONS

     The following table reflects contractual obligations as of December 31, 2003:

                                                           PAYMENTS DUE BY PERIOD
                                              -------------------------------------------------
                                                         LESS THAN     1-3       3-5      MORE
CONTRACTUAL OBLIGATIONS                        TOTAL      1 YEAR      YEARS     YEARS    THAN 5
-----------------------                        -----     ---------    -----     -----    ------
Long-Term Debt Obligations..................       --          --         --      --        --
Capital Lease Obligations...................       --          --         --      --        --
Operating Lease Obligations.................  $26,000     $24,000     $2,000      --        --
Purchase Obligations........................       --          --         --      --        --
Other Long-Term Liabilities Reflected on the
  Balance Sheet under GAAP..................       --          --         --      --        --

     Operating Lease Obligations relates to the Company's lease for office space through January 2005.

RESULTS OF OPERATIONS
  2003 vs. 2002

     The Company did not share in the net losses of the Partnership during 2003 as its investment in and advances to the Partnership were reduced to zero in 2002.

     General and administrative expenses for 2003 are stated net of a write-off of previously over accrued liabilities, principally taxes, of approximately $300,000. Remaining general and administrative expenses were largely unchanged from those of 2002 with the exception of insurance which increased approximately $50,000 in 2003 vs. 2002.

     Interest income was $15,000 in 2003 and $34,000 in 2002. The decrease results from the Company's maintaining lower available cash investment balances and receiving lower yields on invested funds.
  2002 vs. 2001

     The Company's share of the net losses of the Partnership was $708,000 in 2002 versus $3,102,000 in 2001. The losses reflect that the property was being developed and not fully operational.

     General and administrative expenses for 2002 were $675,000 versus $615,000 in 2001. The increase resulted from higher professional fees and insurance costs.

     Interest income was $34,000 in 2002 and $165,000 in 2001. The decrease results from the Company's maintaining lower average cash investment balances and receiving lower yields on invested funds.

IMPACT OF INFLATION

     The Company anticipates minimal, if any, inflationary impact.

FORWARD LOOKING INFORMATION

     This Annual Report contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based upon management's expectations, estimates, projections and assumptions. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", and variations of such words and similar expressions are intended to identify such forward looking statements which include, but are not limited to, projections of capital expenditures, earnings, income taxes payable, financing and capital infusions. These forward looking statements are subject to risks and uncertainties which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to the following: obtaining additional financing to fund future operating requirements, general risks affecting the real estate industry, including the need to enter into new leases or renew leases on unfavorable terms to generate rental revenues, competition for tenants from other owners of retail properties, competition from other retailers, successful operations by and the financial condition of tenants, particularly major tenants, adverse changes in Orlando, Florida and national economic and market conditions, ability to achieve financial requirements necessary for extension of the Partnership's credit agreement beyond January 2, 2005, and access to and adequacy of financing to complete the Company's Festival Bay project in Orlando, Florida. Any further terrorist attacks or armed conflicts may directly impact the Company's properties or such attacks or conflicts may cause consumer spending to decrease or result in increased volatility in the United States financial markets. Any of these occurrences could have a material adverse impact on the Company.

                          INDEPENDENT AUDITORS' REPORT

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
   THACKERAY CORPORATION
   NEW YORK, NEW YORK

We have audited the accompanying consolidated balance sheets of Thackeray Corporation (a Delaware corporation) and subsidiary (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company's most significant assets relate to its investment in a real estate partnership. As further discussed in Note 2, during 2001 the real estate partnership entered into a new construction loan agreement which was further amended in January 2004 to extend the maturity date of the loans. The amendment also provides for an additional extension to January 2, 2006, if, by November 30, 2004, the partnership is receiving monthly base rent of $800,000 and has achieved an 80% occupancy rate. The partnership's plans in regard to tenant leasing are described in Note 2. The Company has pledged certain assets as additional collateral to the lender. In addition, the Company has provided certain indemnification and contribution rights, to the extent of its 35% general partner interest in the partnership, to the guarantors of the loan. There can be no assurance that the real estate partnership will be able to achieve the financial requirements necessary for extension of the partnership's credit agreement beyond January 2, 2005. The partnership's failure to meet the financial requirements would result in the loan coming due on January 2, 2005, which could have a material adverse effect on the partnership and on the Company.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thackeray Corporation and subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                                          LAZAR LEVINE & FELIX LLP

NEW YORK, NEW YORK
MARCH 12, 2004

THE FOLLOWING AUDIT REPORT OF ARTHUR ANDERSEN LLP ("ARTHUR ANDERSEN") IS A COPY OF THE ORIGINAL REPORT DATED APRIL 9, 2002 PREVIOUSLY ISSUED BY ARTHUR ANDERSEN IN CONNECTION WITH THE AUDIT OF THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001. THIS AUDIT REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN AS THEY HAVE CEASED OPERATIONS. THE COMPANY IS INCLUDING THIS COPY OF THE ARTHUR ANDERSEN AUDIT REPORT PURSUANT TO RULE 2-02(E) OF REGULATION S-X UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS
   AND STOCKHOLDERS OF
   THACKERAY CORPORATION:

We have audited the accompanying consolidated balance sheets of Thackeray Corporation (a Delaware corporation) and subsidiary (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company's most significant assets relate to its investment in a real estate partnership. As further discussed in Note 2, during 2001 the real estate partnership entered into a new construction loan agreement. The terms of the loan agreement require construction of the project to be completed and a significant number of major tenant spaces to be fully leased, operating and paying full base rent by January 31, 2003 and thereafter. The partnership's plans in regard to tenant leasing are described in Note 2. The Company has pledged certain assets as additional collateral to the lender. In addition, the Company has provided certain indemnification and contribution rights, to the extent of its 35% general partner interest in the partnership, to the guarantors of the loan. There can be no assurance that the real estate partnership will meet the required loan provisions. The partnership's failure to meet the required loan provisions would provide the lender with the ability to accelerate the partnership's loan repayment, which could have a material adverse effect on the partnership and on the Company.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thackeray Corporation and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                          LOGO
                                          ARTHUR ANDERSEN LLP

New York, New York
April 9, 2002

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

                                                                  2003            2002
                                                                  ----            ----
ASSETS:
  Cash and cash equivalents.................................  $  1,298,000    $  1,983,000
  Investment in and advances to real estate partnership
     (Note 2)...............................................       --              --
  Investments in real estate (Note 2).......................     1,951,000       1,951,000
  Other assets..............................................        61,000          44,000
                                                              ------------    ------------
Total Assets................................................  $  3,310,000    $  3,978,000
                                                              ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued expenses.....................  $     24,000    $    248,000
  Other liabilities.........................................        60,000         121,000
                                                              ------------    ------------
          Total liabilities.................................        84,000         369,000
                                                              ------------    ------------
  Commitments (Note 5)......................................
  Stockholders' equity (Note 4):
     Common stock, $.10 par value (20,000,000 shares
       authorized; 5,107,401 shares issued and
       outstanding).........................................       511,000         511,000
     Capital in excess of par value.........................    43,542,000      43,542,000
     Accumulated deficit....................................   (40,827,000)    (40,444,000)
     Accumulated other comprehensive loss...................       --              --
                                                              ------------    ------------
          Total stockholders' equity........................     3,226,000       3,609,000
                                                              ------------    ------------
Total Liabilities and Stockholders' Equity..................  $  3,310,000    $  3,978,000
                                                              ============    ============

      The accompanying notes are an integral part of these Balance Sheets.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                                2003          2002           2001
                                                                ----          ----           ----
REVENUES FROM REAL ESTATE                                    $   --        $   --         $   --

EXPENSES OF REAL ESTATE:
  Equity in net loss from real estate partnership..........      --            708,000      3,102,000
                                                             ----------    -----------    -----------
          Total real estate expenses.......................      --            708,000      3,102,000
                                                             ----------    -----------    -----------
  (Loss) from real estate..................................      --           (708,000)    (3,102,000)
  General and administrative expenses......................    (398,000)      (675,000)      (615,000)
  Interest.................................................      15,000         34,000        165,000
                                                             ----------    -----------    -----------
  (Loss) before income taxes...............................    (383,000)    (1,349,000)    (3,552,000)
  Income taxes.............................................      --            --             --
                                                             ----------    -----------    -----------
          Net (loss).......................................  $ (383,000)   $(1,349,000)   $(3,552,000)
                                                             ==========    ===========    ===========

NET (LOSS) PER SHARE:
  Net (loss) per share.....................................  $     (.07)   $      (.26)   $      (.70)
                                                             ==========    ===========    ===========
  Number of shares.........................................   5,107,401      5,107,401      5,107,401
                                                             ==========    ===========    ===========

COMPREHENSIVE (LOSS):
  Net (loss)...............................................  $ (383,000)   $(1,349,000)   $(3,552,000)
  Other comprehensive income (loss):
          Equity in other comprehensive loss from real
            estate partnership relating to cash flow
            hedges.........................................      --            153,000       (153,000)
          Income taxes.....................................      --            --             --
                                                             ----------    -----------    -----------
          Other comprehensive loss, net of tax.............      --            153,000       (153,000)
                                                             ----------    -----------    -----------
  Comprehensive (loss).....................................  $ (383,000)   $(1,196,000)   $(3,705,000)
                                                             ==========    ===========    ===========

        The accompanying notes are an integral part of these statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                                2003          2002          2001
                                                                ----          ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss)...............................................  $  (383,000)  $(1,349,000)  $(3,552,000)
  Adjustments to reconcile net (loss) to net cash used in
     operating activities:
       Equity in net loss from real estate partnership.....      --            708,000     3,102,000
       Write-off of over-accrued liabilities...............     (304,000)      --            --
       Changes in operating assets and liabilities:
       Increase (decrease) in accounts payable and accrued
          liabilities......................................       19,000        (9,000)      (19,000)
       Decrease (increase) in other assets.................      (17,000)      (23,000)        3,000
                                                             -----------   -----------   -----------
          Net cash used in operating activities............     (685,000)     (673,000)     (466,000)
                                                             -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in real estate partnership....................      --            --         (1,750,000)
  Increase in receivables from real estate partnership.....      --            --             (7,000)
                                                             -----------   -----------   -----------
          Net cash by (used in) investing activities.......      --            --         (1,757,000)
                                                             -----------   -----------   -----------
       (Decrease) in cash and cash equivalents.............     (685,000)     (673,000)   (2,223,000)
  Cash and cash equivalents -- beginning of year...........    1,983,000     2,656,000     4,879,000
                                                             -----------   -----------   -----------
  Cash and cash equivalents -- end of year.................  $ 1,298,000   $ 1,983,000   $ 2,656,000
                                                             ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
  Land contributed to real estate partnership..............      --            --            --
                                                             ===========   ===========   ===========
  Receivables contributed to real estate partnership.......  $   --        $   --        $     8,000
                                                             ===========   ===========   ===========

        The accompanying notes are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003, 2002 AND 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of Thackeray Corporation and its wholly owned subsidiary Brennand-Paige Industries, Inc. (collectively the "Company"). All significant intercompany transactions and balances have been eliminated.

     The Company's operations are comprised exclusively of managing its real estate investments. Accordingly, the Company prepares an unclassified balance sheet. In addition, the accompanying consolidated statements of operations reflect the activities of such investments.

Cash Equivalents

     The Company considers investments in certificates of deposit which mature in 90 days or less when purchased to be cash equivalents. The carrying amount of cash equivalents approximates fair value due to the short-term maturity of these amounts.

Long-Lived Assets

     Long lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset's carrying amount is written down to fair value.

Investment in Real Estate Partnership

     The investment in the real estate partnership is accounted for on the equity method of accounting, taking into consideration the capital contributed by each partner into the partnership and the distribution priorities provided for in the partnership agreement. The carrying value of the Company's investment in its real estate partnership was written down to zero in 2002 to reflect partnership losses absorbed by the Company.

Earnings Per Share

     Net (loss) applicable to common stock in each of the years 2003, 2002 and 2001 was divided by the number of shares outstanding during such period.

Revenue Recognition

     Profit on sales of real estate is recognized in full when the profit is determinable, an adequate down payment has been received, collectability of the sales price is reasonably assured and the earnings process is substantially complete. If the sales transaction does not meet the criteria, all profit or a portion thereof is deferred until such criteria are met. The Company has not recognized any revenues during the three-year period ended December 31, 2003.

Accounting Estimates

     The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

     Comprehensive income (loss) includes net income (loss) plus other comprehensive income (loss), presented net of taxes. Other comprehensive income
(loss) represents the Company's equity in other comprehensive income (loss) from the real estate partnership relating to derivative instruments, specifically the interest rate swaps designated as cash flow hedges.

     In 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as subsequently amended. This statement provides that all derivative instruments should be recognized as either assets or liabilities depending on the rights and obligations under the contract and that all derivative instruments be measured at fair value. The impact on the Company's consolidated financial statements upon adoption of this statement, relating to the Company's investment in its real estate partnership, was approximately $153,000 and is reflected in the other comprehensive loss recorded for the 2001 year.

Recently Issued Accounting Pronouncements

     In May 2003, Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," was issued effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The adoption of SFAS No. 150 did not result in the reclassification of any financial instruments in the Company's financial statements.

     In April 2003, SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," was issued effective for contracts entered into or modified after June 30, 2003, with certain exceptions. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activity." The Company does not currently engage in hedging activities and the adoption of this statement did not have any effect on its financial statements.

     In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN No. 46"). FIN No. 46 addresses consolidation by business enterprises of variable interest entities that possess certain characteristics. The interpretation requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities and results of operations of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. This interpretation applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. In December 2003, the FASB issued FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities -- an interpretation of ARB 51 (revised December 2003)" ("FIN No. 46R"), which includes significant amendments to previously issued FIN No. 46. Among other provisions, FIN No. 46R includes revised transition dates for public entities. The Company is now required to adopt the provisions of FIN No. 46R no later than the end of the first reporting period that ends after March 15, 2004. The adoption of this interpretation is not expected to have a material effect on the Company's financial statements or results of operations.

Reclassifications

     Certain prior year amounts have been reclassified to conform with the current year's presentation.

2.   REAL ESTATE

     The various classifications of real estate owned by Thackeray, all of which is located in Florida, at December 31, 2003 and 2002 were as follows:

                                                       2003          2002
                                                    ----------    ----------
Investment in real estate:
     Undeveloped land.............................  $1,860,000    $1,860,000
     Deferred real estate costs...................      91,000        91,000
                                                    ----------    ----------
                                                     1,951,000     1,951,000
                                                    ----------    ----------
Total real estate assets..........................  $1,951,000    $1,951,000
                                                    ==========    ==========

     In 1996, the Company and affiliates of Belz Enterprises ("Belz") entered into an Agreement of Limited Partnership of BT Orlando Limited Partnership ("BT Orlando"), which was revised under certain amendments to the partnership agreement. Brennand-Paige Industries, Inc. ("BPI"), a wholly-owned subsidiary of the Company, and an affiliate of Belz are the general partners in the partnership. Pursuant to this agreement, the Company agreed to contribute approximately 140 acres of its Orlando, Florida property to the Joint Venture
(JV) partnership, which property is valued at $15,246,000 for capital account purposes and which had a historical carrying value of approximately $3.5 million that has been recorded by the partnership. The JV is in the process of developing, constructing and leasing an approximately 925,000 square foot retail and entertainment shopping center complex -- Festival Bay -- on the property which is to consist of approximately 625,000 sq.ft. of anchor and other perimeter tenants and approximately 300,000 sq.ft. of interior small stores. The Company has a 35% general partner interest in the partnership and will also participate in the cash flow, sales proceeds and refinancing proceeds from the operation, financing and disposition of such project. Thackeray Corporation and affiliates of Belz have provided certain guarantees relating to the obligations of their respective general partner affiliates under the partnership agreement. The agreement also contains certain buy-sell provisions among the partners.

     In September 1999, the Company's real estate partnership closed $40 million of construction financing and simultaneously the Company deeded 140 acres of its Orlando, Florida property to the partnership and also pledged its remaining contiguous 78 acres as additional collateral to secure the construction loan.

     In August 2001, the BT Orlando partnership agreement was materially revised and amended to provide for certain adjustments to the economic rights and obligations of the partners. In accordance with the revision to the partnership agreement, the Company contributed an additional $1.75 million to the partnership capital and Belz contributed approximately $12.1 million in capital which was previously advanced to the partnership as loans. In addition, Belz contributed an additional $9.3 million in capital to the partnership, which is entitled to a 9% cumulative, non-compounded preferential return and is senior to all prior partnership capital contributed by the Company and Belz. Under the revision to the partnership agreement, all capital contributed by the partners prior to the revision is entitled to a fixed preferential return through such date and is not entitled to any further preferential return after July 2001.

     In October 2001, the $40 million construction loan was refinanced and additional financing was obtained by the real estate partnership as part of a $104.3 million third party debt facility. A credit agreement with a syndicate of banks allows for borrowings of up to $94.3 million as construction costs are incurred and matures in October 2004. Borrowings under the credit agreement bear interest at rates ranging from LIBOR plus 235 basis point to LIBOR plus 250 basis points. The credit agreement is secured by the real estate development assets, a $2.5 million letter of credit and the pledge of the Company's adjacent 78 acres of land. The credit agreement is guaranteed by affiliates of Belz. Pursuant to the terms of the partnership agreement, the Company has also provided certain indemnification and contribution rights to the extent of its 35% ownership interest in the partnership to the guarantors of the loan in the event that the guarantors are required to perform under the guaranty agreement and the assets that secure the loan are not sufficient to satisfy the Company's pro rata share of the obligation to the guarantors. As of December 31, 2003, the partnership has borrowed approximately $85 million under the credit agreement.

     In addition to the credit agreement, the partnership has also entered into a $10 million mezzanine loan which bears interest at 16.5% and matures in January 2005. The full amount of the loan has been outstanding since December 31, 2001. The mezzanine loan is secured by a pledge of the partners' ownership interest in the real estate partnership, and the stock of the Belz general partner. In addition, the mezzanine loan is secured by a second priority lien on the partnership's real estate assets.

     The Partnership was in default of provisions of its credit agreement as amended which required certain annualized operating income and small store lease levels be achieved by October 2003. The lenders under the credit agreement and the mezzanine lender waived such defaults and an amendment to such provisions was agreed to in January 2004. The amendment extends the maturity date of the credit agreement and that of the mezzanine loan from October 1, 2004 to January 2, 2005, but provides for an additional extension of 1 year to January 2, 2006 if, by November 30, 2004, the partnership is receiving monthly base rent from signed leases of $800,000 and has achieved an 80% occupancy rate from tenants open for business. The Partnership is unlikely to satisfy both of the November 30, 2004 requirements.

     Development efforts largely were completed in mid-2003 and leasing efforts for the project are on-going. A 20 screen Cinemark theatre opened in December 1999, a Bass Pro 163,000 sq. ft. anchor store opened in June 2000, and a 50,000 sq. ft. Van's Skate Park opened in January 2002. Leases for approximately 60% of the mall have been executed as of December 31, 2003. Both Cinemark and Bass Pro experienced increases in volume in 2003 over 2002 while Van's activity remained relatively flat.

     The Partnership experienced a slow down in rental activity by mid-year 2001, which worsened in the wake of the September 11 terrorist attacks. Orlando tourism was adversely affected and theme park attendance and hotel occupancy rates dropped substantially and have yet to return to pre 9/11 levels. Visitors to the Orlando area (per Global Insight, Inc.) increased by approximately 2.5% in 2003 as compared with 2002 while theme park attendance was flat for the period (per Amusement Business Trade Association). However, according to the Florida Retail Federation, its Florida Retail Index halted its descent in mid year 2003 and turned around with positive results for three consecutive quarters through the first quarter of 2004. The Orlando region is the second highest regional component of the Index. Proof of the retail growth is the 12.9% increase in sales tax collections for January 2004 as compared with January 2003.

     The Partnership has incurred net losses and negative operating cash flows since the inception of operations in 1999, as the project has experienced limited operating activity. Accordingly, as of December 31, 2002 Thackeray's balance of its investment in and advances to the partnership were reduced to zero to reflect its proportionate share of the Partnership's losses.

     The realization of the Company's real estate assets related to the partnership is dependent upon the partnership's meeting the required loan provisions discussed above, the availability of additional funding from the partners to fund any construction cost overruns and any operating deficits and the successful future development, leasing and operation of the real estate project.

     The following are the condensed financial statements of BT Orlando as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 (000's omitted):

                                 BALANCE SHEETS

                                                2003           2002
                                              ---------      --------
Real estate, net..........................    $ 118,147      $103,271
Other assets..............................        2,599         2,910
Debt......................................      (96,974)      (79,342)
Other liabilities.........................       (4,609)       (8,245)
Payable to partners.......................         --            --
                                              ---------      --------
Partners' capital.........................    $  19,163      $ 18,594
                                              =========      ========
Partners' capital -- Thackeray............    $    --        $   --
                                              =========      ========

                             STATEMENTS OF OPERATIONS
                                                2003           2002         2001
                                              ---------      --------      -------
Rental and other income...................    $   3,943      $  2,719      $ 1,907
Operating expenses........................       (5,856)       (2,202)      (1,599)
Interest expense..........................       (5,967)       (2,416)      (2,688)
Depreciation and amortization expense.....       (5,006)       (2,527)      (2,323)
Extraordinary item........................         --            --           (125)
                                              ---------      --------      -------
Net loss..................................    $ (12,886)     $ (4,426)     $(4,828)
                                              =========      ========      =======
Net loss allocation -- Thackeray..........    $  (3,473)     $ (2,972)     $(3,059)
                                              =========      ========      =======

     Pursuant to an August 2001 letter agreement by the partners concerning the future development by the partners of the approximately 78 acres owned by Thackeray which are contiguous to the 140 Festival Bay acres, the partners were to agree upon conceptual construction plans, an overall development plan and a development budget for the 78 acres on or before June 30, 2003. In the absence of such an agreement between the parties, the August 2001 letter agreement automatically terminated. June 30, 2003 passed without such a mutual understanding, thereby voiding the agreement and any rights Thackeray's partners may have had to the contiguous 78 acres.

3.   INCOME TAXES

     For the years ended December 31, 2003, 2002 and 2001, the Company reported a consolidated net loss. The Company did not report a current income tax benefit for federal or state purposes, as the Company had a taxable loss for the year and such losses could not be carried back for tax purposes. In addition, the Company did not report a deferred income tax benefit for federal or state purposes, due to the uncertainty as to whether the Company will realize a benefit from such amounts against future taxable income.

     Deferred income taxes are computed based on the differences between the financial reporting carrying amounts and the tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or benefits are based on the changes in the deferred income tax asset or liability from period to period.

     The Company has recorded deferred tax assets related to its investment in the real estate partnership of approximately $900,000 as of December 31, 2003 and 2002, and related to its net operating loss carryforwards of approximately $4,840,000 and $4,600,000 as of December 31, 2003 and 2002, respectively.
However, because it is more likely than not that the deferred tax assets will not be realized, a valuation allowance has been established equal to the full amount of the deferred tax assets.

     As of December 31, 2003, Thackeray had net operating loss carryforwards for Federal income tax purposes of approximately $12,000,000, which can be carried forward to offset future taxable income and expire from 2007 through 2022.

     Nominal amounts of taxes were paid by the Company in 2003, 2002 and 2001.

4.   STOCKHOLDERS' EQUITY

     Changes in stockholders' equity for the years ended December 31, 2003, 2002 and 2001 were as follows:

                                    Common Stock                                      Accumulated
                                 -------------------     Capital                         Other
                                  Number               in Excess of   Accumulated    Comprehensive
                                 of Shares   Amount     Par Value       Deficit          Loss           Total
                                 ---------   ------    ------------   -----------    -------------   -----------
Balance December 31, 2000......  5,107,401  $511,000   $43,542,000    $(35,543,000)    $    --       $ 8,510,000
Net loss for year..............       --        --            --        (3,552,000)         --        (3,552,000)
Other comprehensive loss.......       --        --            --              --        (153,000)       (153,000)
                                 ---------  --------   -----------    ------------     ---------     -----------
Balance December 31, 2001......  5,107,401   511,000    43,542,000     (39,095,000)     (153,000)      4,805,000
Net loss for year..............                                         (1,349,000)                   (1,349,000)
Other comprehensive income.....                                                          153,000         153,000
                                 ---------  --------   -----------    ------------     ---------     -----------
Balance December 31, 2002......  5,107,401   511,000    43,542,000     (40,444,000)         --         3,609,000
Net loss for year..............                                           (383,000)                     (383,000)
                                 ---------  --------   -----------    ------------     ---------     -----------
Balance December 31, 2003......  5,107,401  $511,000   $43,542,000    $(40,827,000)    $    --       $ 3,226,000
                                 =========  ========   ===========    ============     =========     ===========

5.   COMMITMENTS

     Thackeray leases office space through January 2005. Total rent expense amounted to $24,000 in 2003 and $31,500 in 2002 and 2001.

     Future minimum rent payments are as follows:

YEAR                                                        AMOUNT
----                                                        ------
2004......................................................  $24,000
2005......................................................  $ 2,000

6.   BUSINESS SEGMENTS

     The operations are comprised exclusively of real estate, which is managed as one segment.

STOCKHOLDER REFERENCE

AVAILABILITY OF FORM 10-K

  Stockholders may obtain a copy of Thackeray's Annual Report on Form 10-K for the year ended December 31, 2003, without exhibits, free of charge by writing to the Assistant Secretary,
  Thackeray Corporation,
  350 Fifth Avenue, Suite 2723
  New York, New York 10118

REGISTRAR AND TRANSFER AGENT
  Mellon Investor Services
  85 Challenger Road
  Ridgefield Park, NJ 07660

INDEPENDENT PUBLIC ACCOUNTANTS

  Lazar Levine & Felix LLP
  New York, New York

GENERAL COUNSEL

  Weil, Gotshal & Manges LLP
  New York, New York

MARKET FOR THACKERAY'S COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

  Since October 16, 2002 the Company's common stock has been traded on the Over the Counter Bulletin Board under the Symbol THKY. Prior thereto, the Company's common stock was traded on the American Stock Exchange under the Symbol THK.

                                      Quarter Ended
                      ---------------------------------------------
                                              September   December
                      March 31     June 30       30          31
                      --------     -------    ---------   --------
       2003  High       1.55        1.65        1.47        1.18
             Low        1.25        1.20        1.11         .81
       2002  High       2.75        3.25        2.00        1.81
             Low        2.05        1.75        1.65         .50

  As of the close of business on March 1, 2003, there were approximately 1,300 holders of record of Thackeray's common stock.

  During the three years ended December 31, 2003, no dividends were paid on Thackeray's common stock.

DIRECTORS

MARTIN J. RABINOWITZ(1)
Managing member RFIA Holdings LLC,
  a private investment company
New York, New York

JULES ROSS(1)

RONALD D. ROTHBERG(2)
President, The RDR Group Inc., a private
  investment company
Pomona, New York

OFFICERS

MARTIN J. RABINOWITZ
Chairman of the Board and President

JULES ROSS
Vice President, Finance, Treasurer and Secretary

EXECUTIVE OFFICE

350 Fifth Avenue, Suite 2723
New York, New York 10118
(212) 564-3393

(1) Member of Executive Committee and Nominating Committee
(2) Member of Audit Committee

                                                                       Exhibit 5

                                    FORM 10-Q

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20459

                 [X] QUARTERLY REPORT UNDER SECTION 13 or 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                    For quarterly period ended June 30, 2004
                                       or
             [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                 For the transition period from ______ to ______

Commission File Number 1-8254
                       ------

                              THACKERAY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                             04-2446697
     -------------------------------             -------------------
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)             Identification No.)


           350 Fifth Avenue.
               Suite 2723
           New York, New York                           10118
----------------------------------------              ----------
(Address of principal executive offices)              (Zip Code)

                                 (212) 564-3393
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                    Unchanged
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes [X] No [ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).
Yes []  No [X]


Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 5,107,401 shares of common stock, $.10 par value, as of August 9, 2004.

                      THACKERAY CORPORATION AND SUBSIDIARY


                                    - INDEX -



                                                                                                    PAGE(S)
                                                                                                    -------
PART I:  FINANCIAL INFORMATION:

Item 1 -  Consolidated Financial Statements

          Condensed Balance Sheets - June 30, 2004 (unaudited) and December 31,
          2003                                                                                          3

          Condensed Statements of Operations - Three and Six Months Ended June 30,
          2004 and 2003 (unaudited)                                                                     4

          Condensed Statements of Cash Flows - Six Months Ended June 30, 2004
          and 2003 (unaudited)                                                                          5

          Notes to Interim Condensed Financial Statements                                               6 -7


Item 2 -  Management's Discussion and Analysis of Financial Condition and Results
          of Operations                                                                                 8

Item 3 -  Quantitative and Qualitative Disclosures About Market Risk                                    9

Item 4 -  Controls and Procedures                                                                       9

PART II.  OTHER INFORMATION                                                                             9-10

SIGNATURE                                                                                               11

EXHIBITS                                                                                                12-16


                         PART 1 - FINANCIAL INFORMATION

ITEM 1 - FINANCIAL STATEMENTS

                      THACKERAY CORPORATION AND SUBSIDIARY
                      ------------------------------------
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      -------------------------------------

                                                                                                                 December 31,
                                                                                       JUNE 30, 2004                 2003
                                                                                       --------------            --------------
                                                                                        (UNAUDITED)
ASSETS:
     Cash and cash equivalents                                                         $     879,000             $   1,298,000
     Investment in land                                                                    1,951,000                 1,951,000
     Investment in real estate partnership                                                         -                         -
     Other assets                                                                            122,000                    61,000
                                                                                       --------------            --------------
TOTAL ASSETS                                                                           $   2,952,000             $   3,310,000
                                                                                       ==============            ==============




LIABILITIES AND STOCKHOLDERS' EQUITY:
     Accounts payable and accrued expenses                                             $       4,000             $      24,000
     Other liabilities                                                                        60,000                    60,000
                                                                                       --------------            --------------
TOTAL LIABILITIES                                                                             64,000                    84,000
                                                                                       --------------            --------------


COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' EQUITY:
     Common stock, $.10 par value; 20,000,000 shares authorized;
      5,107,401 shares issued and outstanding                                                511,000                   511,000
     Capital in excess of par value                                                       43,542,000                43,542,000
     Accumulated deficit                                                                 (41,165,000)              (40,827,000)
                                                                                       --------------            --------------
TOTAL STOCKHOLDERS' EQUITY                                                                 2,888,000                 3,226,000
                                                                                       --------------            --------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $   2,952,000             $   3,310,000
                                                                                       ==============            ==============


                      THACKERAY CORPORATION AND SUBSIDIARY
                      ------------------------------------
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                                   (UNAUDITED)

                                                                For the Three Months                  For the Six Months
                                                                    Ended June 30,                       Ended June 30,
                                                            ------------------------------        -------------------------------
                                                                2004             2003                  2004              2003
                                                            -------------    -------------        -------------     -------------
REVENUES FROM REAL ESTATE                                   $          -     $          -          $          -     $          -

EXPENSES OF REAL ESTATE:
     Equity in net loss from real estate partnership                   -                -                    -                 -
                                                            -------------    -------------        -------------     -------------

LOSS FROM REAL ESTATE                                                  -                -                    -                 -

OTHER (EXPENSES) INCOME:
     General and administrative expense                         (187,000)        (191,000)            (342,000)         (330,000)
     Interest income                                               2,000            5,000                4,000            10,000
                                                            -------------    -------------        -------------     -------------

LOSS BEFORE INCOME TAXES                                        (185,000)        (186,000)            (338,000)         (320,000)

     Income tax benefit                                                -                -                     -                -
                                                            -------------    -------------        -------------     -------------

NET LOSS                                                    $   (185,000)    $   (186,000)        $   (338,000)     $   (320,000)
                                                            =============    =============        =============     =============

LOSS PER SHARE                                              $       (.04)            (.04)        $       (.07)     $       (.06)
                                                            =============    =============        =============     =============

NUMBER OF SHARES                                               5,107,401        5,107,401            5,107,401         5,107,401
                                                            =============    =============        =============     =============


                      THACKERAY CORPORATION AND SUBSIDIARY
                      ------------------------------------
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                 -----------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                 -----------------------------------------------
                                   (UNAUDITED)

                                                                               2004                  2003
                                                                           -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                $   (338,000)       $   (320,000)

   Changes in operating assets and liabilities:
       (Decrease) in accounts payable and accrued liabilities                   (20,000)           (147,000)
       (Increase) decrease in other assets, net                                 (61,000)              8,000
                                                                           -------------       -------------
         NET CASH USED IN OPERATING ACTIVITIES                                 (419,000)           (459,000)
                                                                           -------------       -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                      (419,000)           (459,000)

     Cash and cash equivalents - beginning of period                          1,298,000           1,983,000
                                                                           -------------       -------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                  $    879,000        $  1,524,000
                                                                           =============       =============


SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid during the year for:
        Interest                                                           $          -        $          -
                                                                           -------------       -------------
        Taxes                                                              $          -        $          -
                                                                           -------------       -------------


                      THACKERAY CORPORATION AND SUBSIDIARY
                      ------------------------------------
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
              ----------------------------------------------------
                             JUNE 30, 2004 AND 2003
                             ----------------------
                                   (UNAUDITED)


NOTE 1.   BASIS OF PRESENTATION:

          The significant accounting policies followed by the Company in the preparation of these unaudited interim condensed financial statements are consistent with the accounting policies followed in the audited annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

          Certain information and footnote disclosures included in the audited financial statements have been omitted. For additional information, reference is made to the financial statements and notes thereto included in the Company's Annual Report to Stockholders for the year ended December 3l, 2003.

          The net loss applicable to common stock for the three and six months ended June 30, 2004 and 2003 was divided by the number of shares outstanding during the period to determine per share data.


NOTE  2.  REAL ESTATE PARTNERSHIP:

          In October 2001, the Company's real estate partnership ("Partnership") with Belz Enterprises received equity and debt funding in excess of $120 million for the Partnership's planned 925,000 sq. ft. Festival Bay, Orlando, Florida retail/entertainment center. Thackeray contributed $1,750,000 to the equity portion of the funding.

          The Partnership has incurred net losses and negative operating cash flows since inception of operations in 1999, as the project was being developed and has experienced limited operating activity. Because of its share of the cumulative losses of the Partnership, Thackeray's balance of its investment in and advances to the Partnership was reduced to zero as of March 31, 2002.

          The following are the condensed statements of operations of the Partnership (000's omitted) for the first six months of 2004 and 2003:

                                                               For the Six Months Ended
                                                                       June 30,
                                                             ------------------------------
                                                                   2004             2003
                                                             --------------   --------------
          Rental revenue                                     $       2,535    $       1,384
          Operating expenses                                        (4,020)          (1,866)
          Interest expense                                          (4,532)          (1,972)
          Depreciation and amortization expense                     (2,303)          (1,888)
                                                             --------------   --------------
          Net loss                                           $      (8,320)   $      (4,342)
                                                             ==============   ==============

          The first six months 2004 vs. 2003 revenue increase is attributable to additional stores in operation in the 2004 period.

                      THACKERAY CORPORATION AND SUBSIDIARY
                      ------------------------------------
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
              ----------------------------------------------------
                             JUNE 30, 2004 AND 2003
                             ----------------------
                                   (UNAUDITED)


NOTE  2.  REAL ESTATE PARTNERSHIP (CONTINUED):

          The increase in interest expense results primarily from higher debt levels in the first half of 2004 compared with 2003.

          Operating expenses increased in the first half of 2004 compared with the first half 2003 due to the increased level of operation in the 2004 period.

          The Partnership was in default of provisions of its credit agreement as amended which required certain annualized operating income and small store lease levels be achieved by October 2003. The lenders under the credit agreement and the mezzanine lender waived such defaults and an amendment to such provisions was agreed to in January 2004. The amendment extends the maturity date of the credit agreement and that of the mezzanine loan from October 1, 2004 to January 2, 2005, but provides for an additional extension of 1 year to January 2, 2006 if, by November 30, 2004, the partnership is receiving monthly base rent from signed leases of $800,000 and has achieved an 80% occupancy rate from tenants open for business. The Partnership is unlikely to satisfy either of the November 30, 2004 requirements.

          Leasing efforts for the project are ongoing; however, the project continues to experience sluggish leasing activity.

          The realization of the Company's real estate assets related to the partnership is dependent upon the partnership's meeting the required loan provisions discussed above, the availability of additional funding from the partners to fund any remaining construction cost overruns and any operating deficits and the successful future development, leasing and operation of the real estate project.

NOTE  3.  INCOME TAXES:

          The Company anticipates it will generate a taxable loss for the year ending December 31, 2004, and therefore it expects that no Federal or State income taxes will be payable for the year ending December 31, 2004. For the year ended December 31, 2003 the Company reported a taxable loss. In addition, for both periods, given the uncertainty over whether the Company will realize benefits from such losses against future taxable income, no net deferred income tax assets have been recorded. Accordingly, in the aggregate, taking into consideration both results of operations and other comprehensive income, no Federal or State income tax provisions or benefits have been recorded for the six month periods ended June 30, 2004 and 2003.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     (1)  Forward Looking Information
          ---------------------------

          This report contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based upon management's expectations, estimates, projections and assumptions. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", and variations of such words and similar expressions are intended to identify such forward looking statements which include, but are not limited to, projections of capital expenditures, earnings, income taxes payable, financing and capital infusions. These forward looking statements are subject to risks and uncertainties which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to the following: obtaining additional financing to fund future operating requirements, the ability of the Company to consummate the sale of its assets, general risks affecting the real estate industry, including the need to enter into new leases or renew leases on unfavorable terms to generate rental revenues, competition for tenants from other owners of retail properties, competition from other retailers, successful operations by and the financial condition of tenants, particularly major tenants, adverse changes in Orlando, Florida and national economic and market conditions, ability to achieve financial requirements necessary for extension of the Partnership's credit agreement beyond January 2, 2005 and access to and adequacy of financing to complete the Company's Festival Bay project in Orlando, Florida. Any further terrorist attacks or armed conflicts may directly impact the Company's properties or such attacks or conflicts may cause consumer spending to decrease or result in increased volatility in the United States financial markets. Any of these occurrences could have a material adverse impact on the Company.

     (2)  Material Changes in Financial Condition
          ---------------------------------------

          The Company believes that its current cash balance will be sufficient to fund its requirements for the balance of 2004. Unless the Company is able to obtain a cash infusion through the sale of assets or third party debt or equity financing, however, most, if not all, of the Company's cash balance will be depleted in early 2005. The information in "Item 5. Other Information" is incorporated herein by reference.

          At June 30, 2004 there were no commitments for capital expenditures.

     (3)  Material Changes in Results of Operations
          -----------------------------------------

          Since the Company's investment in the Partnership was written down to zero in 2002, there is no recognition by the Company of any share of the Partnership's first half 2004 losses.

          General and administrative expenses for the first half 2004 were $12,000 higher when compared to the similar period in 2003, due to increased insurance expense.

          Interest income for the six months ended June 30, 2004 was $4,000 versus $10,000 for the comparable period in 2003. The decrease results from the Company's maintaining lower cash investment balances as well as receiving lower interest rates on invested cash.

ITEM  3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

          Not applicable.

ITEM  4.  CONTROLS AND PROCEDURES

     (a) The Company's management evaluated, with the participation of the Company's principal executive and principal financial officers, the effectiveness of the Company's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), as of June 30, 2004. Based on their evaluation, the Company's principal executive and principal financial officers concluded that the Company's disclosure controls and procedures were effective as of June 30, 2004.

     (b) There has been no change in the Company's internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the Company's fiscal quarter ended June 30, 2004, that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

PART II.  OTHER INFORMATION

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)       The Annual Meeting of Stockholders of the Company was held on May 25,
          2004.

(b) Martin J. Rabinowitz, Jules Ross and Ronald D. Rothberg were elected directors of the Company at the meeting.

(c) The following table shows the results of the voting taken at the meeting:

          Nominee                       Votes for              Votes Withheld
          -------                       ---------              --------------

          Martin J. Rabinowitz          4,382,746                  311,197

          Jules Ross                    4,382,746                  311,197

          Ronald D. Rothberg            4,395,484                  298,459

          There were no abstentions or broker non-votes with respect to any of the directors.

          4,593,921 shares were voted in favor of the proposal to ratify the appointment of Lazar Levine & Felix LLP as the independent auditors of the Company for the year ending December 31, 2004, with 1,343 shares voted against, 98,679 shares abstained and there were no broker non-votes.


ITEM  5.  OTHER INFORMATION

          On July 23, 2004, the Company announced the execution of an agreement for the sale of its partnership interest in Festival Bay and approximately 78 acres of undeveloped land adjacent to Festival Bay for $6,250,000. The agreement contains, among other things, a 45-day due diligence period allowing the purchaser to terminate the agreement for any reason during such period as well as other customary closing conditions, including the receipt of a fairness opinion by the Company's board of directors, the approval of the agreement by the Company's shareholders and the approval of the transactions and releases by the parties to the Partnership Agreement. If the transactions contemplated by the agreement are consummated, the Company intends to liquidate its assets and dissolve. Shareholders owning more than 50% of the issued and outstanding shares of Thackeray have indicated their intention to vote in favor of this transaction. By reason of the purchaser's termination right and the other conditions to closing, there can be no assurance that the sale transaction will be consummated.

ITEM  6.  EXHIBITS AND REPORTS ON FORM 8-K:

     (a)  Exhibits


          31.1 Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

          31.2 Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

          32.1 Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          32.2 Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


     (b)  Reports on Form 8-K

          The following reports on Form 8-K were filed or furnished during the quarter for which this report is filed:

          Current Report on Form 8-K on May 18, 2004 (Item 12), concerning the Company's press release announcing its results for the first quarter ended March 31, 2004.

          Current Report on Form 8-K on May 28, 2004 (Items 7 and 9) disclosing the Financial Statements and Independent Auditors' Report as of December 31, 2003 and 2002 and For the Three Years Ended December 31, 2003 for the Partnership.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              THACKERAY CORPORATION


                                              By:  /s/ Jules Ross
                                                  ------------------------------
                                                  Jules Ross
                                                  Vice President, Finance,
                                                  (Principal Financial Officer)





Date:  August 10, 2004

                                  EXHIBIT INDEX
                                  -------------
                                       TO
                                       --
                              THACKERAY CORPORATION
                              ---------------------
                          QUARTERLY REPORT ON FORM 10-Q
                          -----------------------------
                         FOR PERIOD ENDED JUNE 30, 2004
                         ------------------------------



Exhibit No.                Description of Document
-----------                -----------------------

   31.1 Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

   31.2 Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

   32.1 Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

   32.2 Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002






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
PROXY


                              THACKERAY CORPORATION
               SPECIAL MEETING OF STOCKHOLDERS--___________, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates and appoints MARTIN J. RABINOWITZ, JULES ROSS and RONALD D. ROTHBERG, or any one of them, as proxies of the undersigned, with power of substitution to each, to vote all shares of Common Stock of Thackeray Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at the offices of the Company, 350 Fifth Avenue, Suite 2723, New York, New York, 10118 on ______________, ______________, 2004 at
10:00 A.M., and at any adjournment or adjournments thereof, with authority to vote said shares on the matters set forth below.


                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE


               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY



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                            - FOLD AND DETACH HERE -

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.


------- -------------------------------------------------------- ------------------ ----------------- ----------------
                                                                        FOR             AGAINST           ABSTAIN
------- -------------------------------------------------------- ------------------ ----------------- ----------------
1. Approval of the Asset Sale, including the sale of
   substantially all of our assets to EST Orlando, Ltd.                 [ ]               [ ]               [ ]
------- -------------------------------------------------------- ------------------ ----------------- ----------------


_______________________________________________________________________________________________________________________


------- -------------------------------------------------------- ------------------ ----------------- ----------------
                                                                        FOR             AGAINST           ABSTAIN
------- -------------------------------------------------------- ------------------ ----------------- ----------------
2. Approval of the Plan of Complete Liquidation and
   Dissolution of Thackeray Corporation, including the                  [ ]               [ ]               [ ]
   liquidation and dissolution of the Company
   contemplated thereby.
------- -------------------------------------------------------- ------------------ ----------------- ----------------

_______________________________________________________________________________________________________________________


3. Upon such other matters as may properly come before the meeting.

                                                     ------------------------------------------------------------------------------
                                                     UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY
                                                     WILL BE VOTED "FOR" PROPOSALS 1 AND 2 ABOVE. DISCRETION WILL BE USED WITH
                                                     RESPECT TO EACH OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
                                                     ADJOURNMENTS THEREOF.
                                                     -------------------------------------------------------------------------------

                                                     NOTE:  Please sign and return promptly in the envelope provided.  No postage is required if mailed in the United States.
                                                     -------------------------------------------------------------------------------

Signature(s):    _________________________              Date:  __________, 2004

Please sign exactly as your name appears. When signing as attorney, executors, administrators, trustee or guardian, please sign with your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should both sign.

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                            - FOLD AND DETACH HERE -



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